EXHIBIT 10.1


          *************************************************************


                            JOURNAL REGISTER COMPANY


                                    ---------


                                CREDIT AGREEMENT


                           Dated as of August 12, 2004


                                    ---------


                              JPMORGAN CHASE BANK,
               as Administrative Agent and Co-Documentation Agent


                                    ---------


                             J.P. MORGAN SECURITIES INC.,
                    as Sole Lead Arranger and Sole Bookrunner


                              THE BANK OF NEW YORK
                          KEYBANK NATIONAL ASSOCIATION
                                  SUNTRUST BANK
                              WACHOVIA BANK, N. A.,
                            as Co-Syndication Agents


                         THE ROYAL BANK OF SCOTLAND PLC,
                            as Co-Documentation Agent



          ************************************************************

                                TABLE OF CONTENTS


                  This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                            PAGE

RECITALS.......................................................................1

Section 1.  Definitions and Accounting Matters.................................1
         1.01  Certain Defined Terms...........................................1
         1.02  Accounting Terms and Determinations; Fiscal Periods............25
         1.03  Classes and Types of Loans.....................................26
         1.04  Terms Generally................................................26

Section 2.  Commitments.......................................................27
         2.01  Loans..........................................................27
         2.02  Borrowings.....................................................29
         2.03  Changes of Commitments.........................................29
         2.04  Commitment Fees................................................30
         2.05  Lending Offices................................................31
         2.06  Several Obligations; Remedies Independent......................31
         2.07  Evidence of Debt...............................................32
         2.08  Conversion or Continuation of Loans; Optional Prepayments......32
         2.09  Mandatory Prepayments..........................................33
         2.10  Letters of Credit..............................................34
         2.11  Swingline Loans................................................39

Section 3.  Payments of Principal and Interest................................41
         3.01  Repayment of Loans.............................................41
         3.02  Interest.......................................................43

Section 4.  Payments; Pro Rata Treatment; Computations; Etc. .................43
         4.01  Payments.......................................................44
         4.02  Pro Rata Treatment.............................................45
         4.03  Computations...................................................45
         4.04  Minimum Amounts................................................45
         4.05  Certain Notices................................................46
         4.06  Non-Receipt of Funds by the Administrative Agent...............46
         4.07  Sharing of Payments, Etc. .....................................47

Section 5.  Yield Protection and Illegality...................................49
         5.01  Additional Costs...............................................49
         5.02  Limitation on Types of Loans...................................50
         5.03  Illegality.....................................................50

                                      (i)

         5.04  Treatment of Affected Loans....................................51
         5.05  Compensation...................................................51
         5.06  Additional Costs in Respect of Letters of Credit...............52
         5.07  Taxes..........................................................53
         5.08  Mitigation Obligations; Replacement of Lenders.................54

Section 6.  Conditions Precedent..............................................55
         6.01  Effectiveness..................................................55
         6.02  Initial and Subsequent Extensions of Credit....................58

Section 7.  Representations and Warranties....................................58
         7.01  Corporate Existence............................................58
         7.02  Financial Condition............................................59
         7.03  Litigation.....................................................59
         7.04  No Breach......................................................60
         7.05  Corporate Action...............................................60
         7.06  Approvals......................................................60
         7.07  Margin Stock...................................................60
         7.08  ERISA..........................................................61
         7.09  Taxes..........................................................61
         7.10  Investment Company Act.........................................61
         7.11  Public Utility Holding Company Act.............................61
         7.12  Compliance with Laws...........................................61
         7.13  Disclosure.....................................................61
         7.14  Security Documents.............................................62
         7.15  Assets of the Borrower.........................................62
         7.16  Material Agreements............................................62
         7.17  Solvency.......................................................62
         7.18  Labor Matters..................................................63
         7.19  Environmental Matters..........................................63
         7.20  Subsidiaries, Etc. ............................................65
         7.21  Intellectual Property..........................................66

Section 8.  Covenants of the Borrower.........................................66
         8.01  Financial Statements, Etc. ....................................66
         8.02  Litigation.....................................................69
         8.03  Corporate Existence, Etc. .....................................69
         8.04  Insurance......................................................70
         8.05  Prohibition of Fundamental Changes.............................70
         8.06  Limitation on Liens............................................74
         8.07  Indebtedness...................................................76
         8.08  Investments....................................................78
         8.09  Restricted Payments............................................78
         8.10  Capital Expenditures...........................................79
         8.11  Financial Ratios...............................................79
         8.12  Lines of Business..............................................81

                                      (ii)

         8.13  Transactions with Affiliates...................................81
         8.14  Sale and Leaseback.............................................81
         8.15  Amendment of Certain Documents.................................82
         8.16  Use of Proceeds................................................82
         8.17  Sales of Accounts..............................................82
         8.18  Interest Protection Arrangements...............................82
         8.19  Environmental Matters..........................................83
         8.20  Certain Obligations Respecting Subsidiaries....................83
         8.21  Restrictive Agreements.........................................85
         8.22  Payments of Indebtedness.......................................85

Section 9.  Events of Default.................................................86

Section 10.  The Administrative Agent.........................................89
         10.01  Appointment, Powers and Immunities............................89
         10.02  Reliance by Agent.............................................89
         10.03  Defaults......................................................89
         10.04  Rights as a Lender............................................90
         10.05  Indemnification...............................................90
         10.06  Non-Reliance on Agent and Other Lenders.......................90
         10.07  Failure to Act................................................91
         10.08  Resignation of Agent..........................................91
         10.09  Other Agents, Etc. ...........................................91

Section 11.  Miscellaneous....................................................92
         11.01  Waiver........................................................92
         11.02  Notices.......................................................92
         11.03  Expenses, Etc. ...............................................93
         11.04  Amendments, Etc. .............................................94
         11.05  Successors and Assigns........................................95
         11.06  Assignments and Participations................................95
         11.07  Survival......................................................98
         11.08  Captions......................................................98
         11.09  Counterparts..................................................98
         11.10  Governing Law; Submission to Jurisdiction.....................98
         11.11  Waiver of Jury Trial..........................................98
         11.12  Confidentiality...............................................99
         11.13  USA PATRIOT Act...............................................99


                                     (iii)

Annex 1                    -        Commitments


SCHEDULE 1.01              -        Immaterial Subsidiaries
SCHEDULE 2.10(m)           -        Existing Letters of Credit
SCHEDULE 7.01              -        Corporate Existence
SCHEDULE 7.03              -        Litigation
SCHEDULE 7.06              -        Consents and Approvals
SCHEDULE 7.19              -        Environmental Matters
SCHEDULE 7.20              -        Subsidiaries
SCHEDULE 8.06              -        Liens
SCHEDULE 8.07              -        Indebtedness
SCHEDULE 8.08              -        Investments
SCHEDULE 8.21              -        Restrictive Agreements


EXHIBIT A                  -        Form of Security Agreement
EXHIBIT B                  -        Form of Subsidiary Guarantee
EXHIBIT C                  -        Form of Compliance Certificate
EXHIBIT D                  -        Form of Assignment and Assumption
EXHIBIT E-1                -        Form of Tranche A Term Note
EXHIBIT E-2                -        Form of Tranche B Term Note
EXHIBIT E-3                -        Form of Revolving Credit Note
EXHIBIT E-4                -        Form of Incremental Term Note
EXHIBIT E-5                -        Form of Incremental Revolving Credit Note

                  CREDIT AGREEMENT dated as of August 12, 2004 between JOURNAL REGISTER COMPANY, the LENDERS party hereto, and JPMORGAN CHASE BANK, as Administrative Agent.

                  The Borrower (as hereinafter defined) has requested that the Lenders (as so defined) extend credit to the Borrower, under the guarantee of the Subsidiary Guarantors (as so defined), in an aggregate principal or face amount not exceeding $1,050,000,000 at any one time outstanding, and the Lenders are prepared to extend such credit upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:


                  Section 1. DEFINITIONS AND ACCOUNTING MATTERS.

                  1.01 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

                  "ACQUISITION" shall mean any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Borrower and/or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any corporation, partnership, joint venture or other firm or any division of any corporation, partnership, joint venture or other firm or the right to use or manage or otherwise exploit any such business or assets, whether through purchase or lease of assets, merger or otherwise, (b) directly or indirectly acquires control of at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors or (c) directly or indirectly acquires control of a majority ownership interest in any partnership, joint venture or other firm. The terms "ACQUIRE" and "ACQUIRED" used as a verb shall have a correlative meaning.

                  "ADMINISTRATIVE AGENT" shall mean JPMCB, in its capacity as administrative agent for the Lenders hereunder.

                  "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "AFFILIATE" shall mean, with respect to any specified Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such specified Person and, if such other Person is an individual, any member of the immediate family (i.e., parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), PROVIDED that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests

                                CREDIT AGREEMENT
of any other Person(other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate of the Borrower or any of its Subsidiaries solely by reason of his or her being a director, officer, employee or consultant of the Borrower or any of its Subsidiaries, (b) none of the Borrower or any of its Subsidiaries shall be Affiliates of each other and (c) no institutional investor or other Person filing on Form 13G shall be an Affiliate of the Borrower or any of its Subsidiaries solely by reason of owning, directly or indirectly, up to 15% of the Capital Stock of the Borrower having ordinary voting power for the election of directors of the Borrower.

                  "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

                  "APPLICABLE MARGIN" shall mean, for any day (a) with respect to Tranche B Term Loans, (i) in the case where the Total Leverage Ratio is greater than or equal to 4.50 to 1, 0.25% for Base Rate Loans and 1.50% for Eurodollar Loans and (ii) otherwise, 0% for Base Rate Loans and 1.25% for Eurodollar Loans and (b) with respect to Revolving Credit Loans and Tranche A Term Loans, the applicable rate per annum for Base Rate Loans or Eurodollar Loans set forth below under the caption "Base Rate Margin (for Revolving Credit Loans and Tranche A Term Loans)" and "Eurodollar Margin (for Revolving Credit Loans and Tranche A Term Loans", respectively, based upon the Total Leverage Ratio as of the most recent determination date:

  ============================ ======================== ========================
                                   BASE RATE MARGIN         EURODOLLAR MARGIN
     TOTAL LEVERAGE RATIO       (FOR REVOLVING CREDIT     (FOR REVOLVING CREDIT
                                 LOANS AND TRANCHE A       LOANS AND TRANCHE A
                                      TERM LOANS)               TERM LOANS)
  ---------------------------- ------------------------ ------------------------
  ---------------------------- ------------------------ ------------------------
  CATEGORY 1:
  Greater than or equal                   0.25%                   1.50%
  to 5.50 to 1
  ---------------------------- ------------------------ ------------------------
  CATEGORY 2:
  Greater than or equal                    0%                     1.25%
  to 5.00 to 1 but
  less than 5.50 to 1
  ---------------------------- ------------------------- -----------------------
  CATEGORY 3:
  Greater than or equal                    0%                     1.00%
  to 4.50 to 1 but
  less than 5.00 to 1
  ---------------------------- -------------------------- ----------------------
  CATEGORY 4:
  Greater than or equal                    0%                     0.875%
  to 4.00 to 1 but
  less than 4.50 to 1
  ---------------------------- -------------------------- ----------------------
  CATEGORY 5:
  Greater than or equal                    0%                     0.75%
  to 3.50 to 1 but
  less than 4.00 to 1
  ---------------------------- -------------------------- ----------------------
  CATEGORY 6:                              0%                     0.625%
  Less than 3.50 to 1
  ============================ ========================== ======================
                                CREDIT AGREEMENT

                                       3
For purposes of this definition, the Total Leverage Ratio (i) for any day during the period commencing on the Effective Date and ending on the next Business Day after the date the Borrower delivers to the Administrative Agent the consolidated financial statements of the Borrower for the fiscal quarter ending September 30, 2004 pursuant to Section 8.01(a) hereof shall be determined based upon the certificate delivered pursuant to Section 6.01(i) hereof and (ii) for any day thereafter shall be determined on the basis of the then most recent consolidated financial statements of the Borrower delivered to the Administrative Agent pursuant to Section 8.01(a) or 8.01(b) hereof. Any change in the Applicable Margins as a result of a change in the Total Leverage Ratio shall be effective as of the next Business Day following the date the relevant consolidated financial statements of the Borrower are so delivered to the Administrative Agent, PROVIDED that (A) in the event that the Borrower shall fail to deliver to the Administrative Agent any consolidated financial statements by the respective date required pursuant to said Section 8.01(a) or 8.01(b), the Applicable Margins shall be deemed to be in Category 1 above for each day during the period commencing on the date said financial statements were so required to be delivered and ending on the next Business Day following the date such financial statements are in fact delivered to the Administrative Agent; (B) at the option of the Borrower, the Applicable Margins shall be subject to adjustment based on the foregoing table prior to the delivery of any consolidated financial statements pursuant to Section 8.01(a) or 8.01(b) hereof effective as of the next Business Day following the date (the "ADJUSTMENT EFFECTIVE DATE") on which the Administrative Agent shall have received a certificate of a Senior Officer (in form and detail satisfactory to the Administrative Agent) setting forth the Total Leverage Ratio as at the last day of the fiscal period in respect of which such consolidated financial statements are required to be delivered and annexing thereto calculations of the Total Leverage Ratio, except that in the event that the Total Leverage Ratio determined on the basis of such consolidated financial statements when delivered pursuant to Section 8.01(a) or 8.01(b) shall be in a lower numbered Category in the foregoing table than the Total Leverage Ratio set forth in such certificate, the Applicable Margin shall automatically be adjusted retroactively to the Adjustment Effective Date based upon the foregoing table; and (C) the Applicable Margins shall be subject to adjustment based on the foregoing table on and as of any Borrowing Date or the date of any prepayment described in the following clause (y) if (i) either (x) a borrowing of Revolving Credit Loans occurs on such Borrowing Date or (y) the Revolving Credit Loans are prepaid at any time, in each case in excess of $20,000,000 in aggregate principal amount (unless, in the case of clause (x) only, the proceeds of such borrowing are to be, and are in fact, used to make repayments of Term Loans or Incremental Term Loans, in which case no such adjustment to the Applicable Margins shall be so required to be made on such Borrowing Date or the date of such prepayment) and (ii) such borrowing or prepayment, as the case may be, results in a change in the Total Leverage Ratio as of such Borrowing Date or the date of such prepayment that would in turn result in a change in the Applicable Margins as reflected in the certificate of a Senior Officer (in form and detail satisfactory to the Administrative Agent) setting forth the Total Leverage Ratio after giving effect to such borrowing or prepayment, as the case may be, and annexing thereto calculations of the Total Leverage Ratio and delivered to the Administrative Agent, together with the relevant notice of prepayment as required by Section
4.05 hereof.

                  "APPROVED FUND" shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or
                                CREDIT AGREEMENT

                                        4
manages a Lender.

              "APPROVED SUBORDINATED DEBT" shall mean Subordinated Debt that satisfies the requirements of clause (v) of Section 8.07(c) hereof.

                  "ASSIGNMENT AND ASSUMPTION" shall mean an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.06), and accepted by the Administrative Agent, in the form of Exhibit D hereto or any other form approved by the Administrative Agent.

                  "AVERAGE LIFE TO MATURITY" shall mean, as at any day with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from such day to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by
(ii) the amount of each such principal payment by (b) the sum of all such principal payments. The Average Life to Maturity of commitment reductions shall be determined in like manner as if the relevant commitments were at all times fully drawn.

                  "BANKRUPTCY CODE" shall mean the United States Federal Bankruptcy Code of 1978, as amended from time to time.

                  "BASE RATE" shall mean, with respect to any Base Rate Loan, for any day, the higher of (a) the Federal Funds Effective Rate for such day PLUS 0.50% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

                  "BASE RATE LOANS" shall mean Loans which bear interest at rates based upon the Base Rate.

                  "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

                  "BORROWER" shall mean Journal Register Company, a Delaware corporation.

                  "BORROWING DATE" shall mean each date on which Loans are made hereunder.

                  "BUSINESS DAY" shall mean any day on which commercial banks are not authorized or required to close in New York City and, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or a Conversion of or into, or a Continuation of, or an Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, Conversion, Continuation or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "CAPITAL EXPENDITURES" shall mean, for any period, expenditures made by the Borrower or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period

                                CREDIT AGREEMENT
computed in accordance with GAAP (including the aggregate amount of Capital Lease Obligations incurred during such period); PROVIDED that "Capital Expenditures" shall not include (a) capitalized interest to the extent otherwise included in "Capital Expenditures" as required by GAAP, (b) such expenditures made with the proceeds arising from or in connection with any Disposition or Casualty Event or (c) at the option of the Borrower (which option shall be exercised by written notice to the Administrative Agent), any such expenditures up to but not exceeding $10,000,000 in the aggregate in any fiscal year and up to but not exceeding $25,000,000 in the aggregate.

                  "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "CAPITAL STOCK" shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a limited liability company, membership units (whether common or preferred), (d) in the case of a partnership, partnership interests (whether general or limited) and (e) any other equivalent ownership interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "CASH EQUIVALENTS" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 or better or P-1 or better from S&P or Moody's, respectively;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) fully collateralized repurchase agreements with a term of not more than 180 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

                  (e) operating deposit accounts with financial institutions (including financial

                                CREDIT AGREEMENT

                                       6
         institutions not satisfying the criteria described in clause (c) above); and

                  (f) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

                  "CASH FLOW" shall mean, for any period, the sum, for the Borrower and its Subsidiaries for such period determined on a consolidated basis without duplication in accordance with GAAP, of operating income before amortization and depreciation and extraordinary or non-recurring gains and losses, and excluding (i) all other non-cash or non-recurring subtractions from such operating income not otherwise excluded (including any expense recorded in connection with or as a result of any equity, equity-like or equity-linked grants or awards by the Borrower or any of its Subsidiaries to directors, officers, employees or consultants), (ii) all other non-cash items of income,
(iii) for any period ending on or prior to the last day of the fiscal year ending on or nearest to December 31, 2006, expenses of the Borrower and its Subsidiaries in respect of the implementation of on-line services for any Acquisition (including the 21st Century Newspapers Acquisition) consummated during such period up to $500,000 in the aggregate, (iv) for any fiscal year, other expenses of the Borrower and its Subsidiaries in respect of on-line services up to $1,000,000 in the aggregate, (v) all costs associated with compliance with Section 404 of the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, up to $2,500,000 in the aggregate during the term of this Agreement and (vi) all payments under, and accrued expenses relating to, the discontinuance of the StarShare Plan of Journal Register Newspapers, Inc. up to $1,000,000 in the aggregate during the term of this Agreement.

                  "CASUALTY EVENT" shall mean, with respect to any Property of any Person, any loss of, damage to or destruction of, or any condemnation or taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

                  "CLASS" shall have the meaning assigned to such term in
Section 1.03 hereof.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITMENT PERCENTAGE" shall mean (a) with respect to any Revolving Credit Lender, such Lender's Revolving Credit Commitment Percentage;
(b) with respect to any Tranche A Term Loan Lender, the ratio of (i) the outstanding principal amount of the Tranche A Term Loan held by such Lender to
(ii) the aggregate outstanding principal amount of the Tranche A Term Loans held by all of the Tranche A Term Loan Lenders; (c) with respect to any Tranche B Term Loan Lender, the ratio of (i) the outstanding principal amount of the Tranche B Term Loan held by such Lender to (ii) the aggregate outstanding principal amount of the Tranche B Term Loans held by all of the Tranche B Term Loan Lenders; and (d) with respect to each Series and Class of Incremental Loans and each Incremental Loan Lender holding Incremental Loans of such Series and Class, the ratio of (i) the amount of the Incremental Loan of such Series and Class of such Lender to (ii) the aggregate amount of the Incremental Loan

                                CREDIT AGREEMENT

Commitments of such Series and Class of all of the Incremental Loan Lenders holding Incremental Loans of such Series and Class (or, if such Series of Incremental Loan Commitments have expired or terminated, the ratio of (i) the aggregate outstanding principal amount of the Incremental Loan(s) of such Series and Class held by such Lender to (ii) the aggregate outstanding principal amount of the Incremental Loans of such Series and Class held by all of the Incremental Loan Lenders).

                  "COMMITMENTS" shall mean, collectively, the Revolving Credit Commitments, the Tranche A Term Loan Commitments, the Tranche B Term Loan Commitments and (if any) the Incremental Loan Commitments.

                  "COMPLIANCE CERTIFICATE" shall mean a certificate of the chief financial officer or controller of the Borrower, substantially in the form of Exhibit C hereto (with such changes thereto as may be agreed from time to time by the Borrower and the Administrative Agent consistent with the terms of this Agreement).

                  "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation pursuant to Section 2.08 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

                  "CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to Section 2.08 hereof of Base Rate Loans into Eurodollar Loans or Eurodollar Loans into Base Rate Loans which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

                  "CONVERTIBLE DEBT" shall mean Indebtedness (whether senior or subordinated) of the Borrower that may be converted into Capital Stock of the Borrower.

                  "CREDIT DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Documents, the Subsidiary Guarantee, and the Security Documents.

                  "DEFAULT" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

                  "DISPOSITION" shall mean (a) any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Borrower or any of its Subsidiaries to any other Person, excluding any such sale, assignment, transfer or other disposition in the ordinary course of business and on ordinary business terms, or (b) the entering into of any agreement by the Borrower or any of its Subsidiaries with any other Person pursuant to which such other Person has the right to use or manage or otherwise exploit any Property (whether now owned or hereafter acquired) of the Borrower or such Subsidiary and pursuant to which such other Person is entitled, directly or indirectly, to retain all or a substantial part of the revenues derived from the use or management or other exploitation of such Property. The terms "DISPOSE" and "DISPOSED" used as a verb shall have a correlative meaning.

                  "DISQUALIFIED CAPITAL STOCK" shall mean any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the

                                CREDIT AGREEMENT
option of the holder thereof), or upon the happening of any event, matures into a cash payment (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable for cash, pursuant to a sinking fund obligation or otherwise, or redeemable for cash at the sole option of the holder thereof (except, in each case, upon the occurrence of a change of control), on or prior to the date that is 91 days after the final maturity of the Tranche B Term Loans.

                  "DOLLARS" and "$" shall mean lawful money of the United States of America.

                  "DOMESTIC SUBSIDIARY" shall mean any Subsidiary other than a Foreign Subsidiary.

                  "ECF PERCENTAGE" shall mean 50%.

                  "EFFECTIVE DATE" shall mean the date upon which the conditions to effectiveness of this Agreement specified in Section 6.01 hereof shall have been satisfied or waived.

                  "ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (each, a "CLAIM") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property or health, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release, of any Hazardous Material at or from any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                  "ENVIRONMENTAL LAWS" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of the environment (including the environment as it affects human health or safety) or to emissions, discharges, Releases or threatened Releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, generation, recycling, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes (or the effect of the same on human health or safety).

                  "EQUITY RIGHTS" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional Capital Stock of any class or type of, such Person.

                                CREDIT AGREEMENT

                                       9
                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA AFFILIATE" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

                  "EURODOLLAR BASE RATE" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the Eurodollar Base Rate with respect to such Eurodollar Loan for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Person serving as the Administrative Agent in immediately available funds to leading banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "EURODOLLAR LOANS" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

                  "EURODOLLAR RATE" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient of the Eurodollar Base Rate for such Loan for such Interest Period DIVIDED BY 1 MINUS the Statutory Reserve Rate for such Loan for such Interest Period.

                  "EVENT OF DEFAULT" shall have the meaning given to such term in Section 9 hereof.

                  "EXCESS CASH FLOW" shall mean, for any period the sum, for the Borrower and its Subsidiaries for such period determined on a consolidated basis without duplication in accordance with GAAP, of (a) operating income before amortization and depreciation and extraordinary or non-recurring gains and losses (unless received or payable in cash) for such period, MINUS (b) the sum of the following for such period (without duplication): (i) Total Debt Service PLUS (ii) the aggregate amount of optional prepayments of principal of the Loans made pursuant to Section 2.08 hereof (but, in the case of any such prepayments of Revolving Credit Loans, only to the extent of an accompanying permanent reduction in the Revolving Credit Commitments) divided by the ECF Percentage PLUS (iii) (subject to the proviso below) Capital Expenditures made as permitted by Section 8.10 hereof PLUS (iv) (subject to the proviso below)

                                CREDIT AGREEMENT
amounts paid, or to be paid in the immediately succeeding fiscal year, in cash in respect of Permitted Acquisitions made during such period PLUS (v) Restricted Payments made as permitted by Section 8.09(c) hereof PLUS (vi) any net increase in Working Capital (or MINUS any net decrease in Working Capital, other than any such decrease reasonably determined by the Borrower to be temporary) PLUS (vii) costs paid in cash in connection with obtaining any Swap Agreements PLUS (viii) taxes (other than deferred taxes) paid during such period or paid or expected to be paid in cash thereafter in respect of such period or any prior period, in each case in respect of income or activities earned or conducted during such period, to the extent included in arriving at such operating income PLUS (ix) the aggregate net amount of gain on any Disposition or Casualty Event with respect to any Property of the Borrower and its Subsidiaries to the extent included in arriving at such operating income PLUS (x) amounts paid, or to be paid in the immediately succeeding fiscal year, in cash pursuant to any pension, post-retirement or other benefit plan; PROVIDED that there shall be added to the amounts under clauses (iii) and (iv) above for any period any amounts reasonably determined by the Borrower (but without duplication to the extent such amounts have been deducted in arriving at Excess Cash Flow for any prior period) in respect of (x) projected Capital Expenditures with respect to any project or undertaking that has been commenced during such period (including the undertaking of any feasibility or other initial study or work in respect thereof) and/or (y) any Acquisition that was under consideration at the end of such period and is continuing at the time of the determination of Excess Cash Flow for such period; PROVIDED that the aggregate amount of such amounts under the foregoing proviso (excluding any such amounts with respect to any such Acquisition for which a binding letter of intent or definitive agreement has been executed by the Borrower or any of its Subsidiaries prior to the time of the determination of Excess Cash Flow for such period) shall not exceed $50,000,000 for such period.

                  "EXCLUDED TAXES" shall mean, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability (including as a result of such Foreign Lender's lack of entitlement to an exemption or reduction of the type referred to therein) to comply with Section 5.07(e) hereof.

                  "EXISTING CREDIT AGREEMENT" shall mean the Credit Agreement dated as of July 15, 1998 between the Borrower, the lenders party thereto and JPMCB as administrative agent thereunder for such lenders, as amended and in effect immediately prior to the Effective Date.

                  "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average (rounded, if necessary, to the nearest 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded, if

                                CREDIT AGREEMENT
necessary, to the nearest 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FOREIGN LENDER" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "FOREIGN SUBSIDIARY" shall mean any Subsidiary which is organized under the laws of any jurisdiction outside the United States of America, any State thereof and the District of Columbia.

                  "GAAP" shall mean United States generally accepted accounting principles applied on a basis consistent with those which, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

                  "GOVERNMENTAL AUTHORITY" shall mean the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "GUARANTEE" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning.

                  "HAZARDOUS MATERIAL" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radiologically contaminated or enhanced materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls, (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

                                CREDIT AGREEMENT

                  "IMMATERIAL SUBSIDIARY" shall mean (a) as of the Effective Date, any Subsidiary listed in Schedule 1.01 hereto and (b) at any time thereafter, any Subsidiary designated as such by the Borrower in a certificate delivered by the Borrower to the Administrative Agent (and which designation has not been rescinded in a subsequent certificate of the Borrower delivered to the Administrative Agent), PROVIDED that (i) no Subsidiary shall be (or may be designated as) an Immaterial Subsidiary if it has aggregate assets or Cash Flow of more than $5,000,000 and (ii) neither the assets of, nor the aggregate Cash Flow of, all Immaterial Subsidiaries may exceed $20,000,000, in each case determined as of the end of the fiscal quarter or fiscal year most recently ended (and, with respect to any such determination of Cash Flow, for the period of four fiscal quarters then ended).

                  "INCREMENTAL LENDER" shall mean a Lender with an Incremental Loan Commitment or an outstanding Incremental Loan.

                  "INCREMENTAL LOAN" shall mean an Incremental Revolving Credit Loan or an Incremental Term Loan.

                  "INCREMENTAL LOAN AMENDMENT" shall mean any amendment to this Agreement pursuant to which Incremental Loan Commitments of any Series are established pursuant to Section 2.01(d).

                  "INCREMENTAL LOAN COMMITMENT" shall mean an Incremental Revolving Credit Commitment or an Incremental Term Loan Commitment. The aggregate amount of the Incremental Loan Commitments on the Effective Date is zero and at any time thereafter shall not exceed $500,000,000.

                  "INCREMENTAL REVOLVING CREDIT COMMITMENT" shall mean, with respect to each Incremental Lender of any Series, the commitment, if any, of such Lender to make Incremental Revolving Credit Loans of such Series hereunder. The initial amount of each Lender's Incremental Revolving Credit Commitment of any Series will be specified in the Incremental Loan Amendment for such Series, or will be set forth in the Assignment and Assumption pursuant to which such Lender shall have assumed its Incremental Revolving Credit Commitment of such Series.

                  "INCREMENTAL REVOLVING CREDIT LOAN" has the meaning assigned to such term in Section 2.01(d).

                  "INCREMENTAL REVOLVING CREDIT COMMITMENT TERMINATION DATE" shall mean, with respect to the Incremental Revolving Credit Loans of any Series, the maturity date for such Incremental Revolving Credit Loans of such Series as specified in the Incremental Loan Amendment for such Series.

                  "INCREMENTAL TERM LOAN" has the meaning assigned to such term in Section 2.01(d).

                  "INCREMENTAL TERM LOAN COMMITMENT" shall mean, with respect to each Incremental Lender of any Series, the commitment, if any, of such Lender to make Incremental

                                CREDIT AGREEMENT

Term Loans of such Series hereunder. The initial amount of each Lender's Incremental Term Loan Commitment of any Series will be specified in the Incremental Loan Amendment for such Series, or will be set forth in the Assignment and Assumption pursuant to which such Lender shall have assumed its Incremental Term Loan Commitment of such Series.

                  "INCREMENTAL TERM LOAN MATURITY DATE" shall mean, with respect to the Incremental Term Loans of any Series, the maturity date for such Incremental Term Loans of such Series as specified in the Incremental Loan Amendment for such Series.

                  "INCREMENTAL TERM LOAN PRINCIPAL PAYMENT DATE" shall mean, for each Series of Incremental Term Loans, the date or dates for repayment of such Incremental Term Loans as specified in the Incremental Loan Amendment for such Series.

                  "INDEBTEDNESS" shall mean, as to any Person: (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services (excluding all current trade payables (other than for borrowed money) arising, and all current accrued expenses and liabilities for unearned income incurred, in the ordinary course of business); (c) such indebtedness or other obligations of others secured by a Lien on Property of such Person, whether or not the respective indebtedness or other obligation so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person; PROVIDED that there shall be excluded from Indebtedness of the Borrower and its Subsidiaries any of the foregoing obligations of the Borrower or any of its Subsidiaries described in clauses (a) through (f) above owing to the Borrower or any other such Subsidiary, as the case may be.

                  "INDEMNIFIED TAXES" shall mean Taxes other than Excluded
Taxes.

                  "INTEREST COVERAGE RATIO" shall mean, at any date, the ratio of (a) Cash Flow (calculated on a Pro Forma Basis) for the period of four complete consecutive fiscal quarters ended on, or most recently ended prior to, such date to (b) Interest Expense (calculated on a Pro Forma Basis) for such period.

                  "INTEREST EXPENSE" shall mean, for any period, all interest expense of the Borrower and its Subsidiaries for such period (determined on a consolidated basis without duplication in accordance with GAAP), including imputed interest expense in respect of Capital Lease Obligations, paid, accrued or capitalized during such period, but excluding, to the extent included in such interest expense for such period, (i) amortization of Swap Agreements, (ii) amortization of debt issuance costs and (iii) other non-cash interest items.

                  "INTEREST PERIOD" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the immediately preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third, sixth or (to the extent available from all of the Lenders, as determined by the Administrative Agent) ninth or twelfth month thereafter (or

                                CREDIT AGREEMENT
any other period with the consent of the Lenders (which consent shall not be unreasonably withheld), as determined by the Administrative Agent), as the Borrower may select as provided in Section 4.05 hereof, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) if any Interest Period for any Revolving Credit Loan would otherwise commence before and end after the Revolving Credit Commitment Termination Date, such Interest Period shall end on the Revolving Credit Commitment Termination Date; (b) no Interest Period for any Term Loan of any Class may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans of such Class having Interest Periods which end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans of such Class scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (c) no Interest Period for any Incremental Loan of any Series may commence before and end after any Principal Payment Date for Incremental Loans of such Series unless, after giving effect thereto, the aggregate principal amount of the Incremental Loans of such Series having Interest Periods which end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Incremental Loans of such Series scheduled to be outstanding after giving effect to the payment of principal required to be made on such Principal Payment Date; and (d) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the immediately preceding Business Day).

                  "INVESTMENT" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person; (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Swap Agreement.

                  "ISSUING LENDER" shall mean each of JPMCB and/or such other Lender designated by the Borrower as an "Issuing Lender" hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.10(j). Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term "Issuing Lender" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "JPMCB" shall mean JPMorgan Chase Bank.

                                CREDIT AGREEMENT

                                       15
                  "LC DISBURSEMENT" shall mean a payment made by any Issuing Lender pursuant to a Letter of Credit.

                  "LC EXPOSURE" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time PLUS
(b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Credit Lender at any time shall be its Revolving Credit Commitment Percentage of the total LC Exposure at such time.

                  "LENDERS" shall mean the Persons listed on Annex 1 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Loan Amendment, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                  "LETTER OF CREDIT" shall mean any letter of credit issued pursuant to this Agreement.

                  "LETTER OF CREDIT DOCUMENTS" shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

                  "LIEN" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Credit Documents, a Person shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement other than an operating lease relating to such Property.

                  "LOANS" shall mean the Revolving Credit Loans, Tranche A Term Loans, Tranche B Term Loans, Incremental Loans and Swingline Loans.

                  "MARGIN STOCk" shall mean margin stock within the meaning of Regulation U and Regulation X.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, cash flows, results of operations, assets, liabilities or financial condition of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of any of the Credit Documents or the rights and remedies of the Lenders and the Administrative Agent thereunder.

                  "MATERIAL INDEBTEDNESS" shall mean Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $20,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of

                                CREDIT AGREEMENT
the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

                  "MOODY'S" shall mean Moody's Investors Service, Inc. and its successors.

                  "MULTIEMPLOYER PLAN" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "NET PROCEEDS" shall mean, with respect to any receipt of cash proceeds of any Disposition referred to in Section 2.09(b)(i) hereof (including any cash received in respect of any non-cash proceeds, but only as and when received) or any insurance payment, or any condemnation award or other compensation in respect of any Casualty Event referred to in Section 2.09(b)(ii) hereof (but only if, individually, in excess of $1,000,000), the excess, if any of (a) the aggregate amount of such proceeds OVER (b) the sum of (i) the reasonable fees and out-of-pocket expenses incurred by the Borrower or any of its Subsidiaries, in the case of any such Disposition, in effecting such Disposition (including underwriting discounts and commissions, brokerage or other selling commissions, legal, advisory and other fees and expenses, including title and recording fees and expenses and appraisal and environmental fees and expenses) or, in the case of any such Casualty Event, in collecting such payment or compensation PLUS (ii) the taxes paid (or reasonably estimated to be payable) by the Borrower or any of its Subsidiaries in connection with any such Disposition or Casualty Event PLUS (iii) in the case of any such Disposition or Casualty Event, the amount of any liabilities (contingent or otherwise) reasonably estimated to be payable by the Borrower or any of its Subsidiaries and directly attributable to such Disposition or Casualty Event (as determined reasonably and in good faith by the chief financial officer of the Borrower) PLUS (iv) in the case of any such Disposition or Casualty Event, any contractually required repayments of Indebtedness of the Borrower or any of its Subsidiaries secured by a Lien on the related Property.

                  "NEWSPAPER" shall mean each newspaper or other publication including magazines, guides and directories (whether in print or electronic form) and proprietary information databases in connection therewith (whether in print or electronic form) owned or operated by, or to be Acquired by, the Borrower or any Subsidiary (or, if the context so requires, a Subsidiary of the Borrower that owns or operates, or proposes to Acquire, such a business) and may include, without limitation, tangible or intangible assets used or usable in the operation of such business, real property used in connection with such business, contracts, leases and agreements relating to such business, all licenses required for the operation of such business in accordance with applicable laws and regulations and copyrights, trademarks, trade names, logos, jingles, service marks, slogans and promotional materials used in connection with such business.

                  "NOTES" shall mean the promissory notes (if any) issued by the Borrower pursuant to Section 2.07(d) hereof.

                  "OBLIGORS" shall mean, collectively, the Borrower and the Subsidiary Guarantors.

                                CREDIT AGREEMENT

                  "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Credit Document.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "PERMITTED ACQUISITION" shall mean an Acquisition permitted by clause (v) or (vi) of Section 8.05(b) hereof.

                  "PERMITTED LIENS" shall mean, with respect to Liens on the Property of the Borrower and/or any of its Subsidiaries, collectively, Liens permitted by Section 8.06 hereof.

                  "PERMITTED USAGE" shall mean (a) a Permitted Acquisition, (b) a Capital Expenditure permitted to be made under Section 8.10 hereof, (c) any purchase of assets used or useful in the business of the Borrower and its Subsidiaries and (d) any other Investment permitted under Section 8.08(g) hereof.

                  "PERSON" shall mean any individual, corporation, limited liability company, company, voluntary association, partnership, joint venture, trust, joint stock company, unincorporated organization or Governmental Authority or other entity of whatever nature.

                  "PLAN" shall mean an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

                  "POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan or any other amount owing to any of the Lenders or the Administrative Agent under or pursuant to this Agreement or any other Credit Document, a rate per annum equal to 2% PLUS the Base Rate as in effect from time to time plus the Applicable Margin (PROVIDED that, if any amount in respect of which interest is payable at the Post-Default Rate is principal of a Eurodollar Loan and the day interest thereon commences to be payable at the Post-Default Rate is a day other than the last day of an Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such day to but excluding the last day of such Interest Period, 2% PLUS the interest rate for such Loan for such Interest Period as provided in Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition).

                  "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "PRINCIPAL PAYMENT DATES" shall mean (a) with respect to Tranche A Term Loans, (i) each of the Quarterly Dates occurring in March, June, September and December of each year, commencing with the Quarterly Date occurring in December, 2006 through and including the Quarterly Date occurring in September, 2011 and (ii) November 12, 2011, (b) with respect to

                                CREDIT AGREEMENT

Tranche B Term Loans, (i) each of the Quarterly Dates occurring in March, June, September and December of each year, commencing with the Quarterly Date occurring in December, 2006 through and including the Quarterly Date occurring in June, 2012 and (ii) August 12, 2012 and (c) with respect to each Series of Incremental Term Loans, the dates on which the Borrower is required to pay each scheduled installment of such Loans as may be hereafter agreed between the Borrower and the Lenders providing such Loans in the relevant Incremental Loan Amendment, provided that the requirements of Section 3.01(e) hereof are satisfied.

                  "PRO FORMA BASIS" shall mean, as to any Person, for any of the following events which occur subsequent to the commencement of a period for which the financial effect of such event is being calculated, and giving effect to the event for which such calculation is being made, such calculation as will give PRO FORMA effect to such event as if same had occurred at the beginning of such period of calculation, and

                  (a) for purposes of the foregoing calculation, the transaction giving rise to the need to calculate the PRO FORMA effect of any of the following events shall be assumed to have occurred on the first day of the relevant measurement period for which such PRO FORMA effect is being determined (the "REFERENCE PERIOD"), and in calculating compliance with any ratio, such compliance will be determined on the basis of the Reference Period (notwithstanding anything to the contrary contained in the definition of the relevant ratio in this Section 1.01);

                  (b) in making any determination in connection with the incurrence or assumption of any Indebtedness under Section 8.07(c) hereof or in connection with any Permitted Acquisition, (i) such Indebtedness shall be deemed to have been incurred or repaid at the beginning of the Reference Period, (ii) if such Indebtedness is floating rate debt, Interest Expense for such Indebtedness for such period shall be computed on a PRO FORMA basis utilizing the average Eurodollar Base Rate (assuming 3-month interest periods) for the Reference Period PLUS the Applicable Margin for the relevant type of such floating rate debt, (iii) if such Indebtedness is fixed rate debt, Interest Expense for such Indebtedness for the Reference Period shall be computed on a PRO FORMA basis utilizing such fixed rate and (iv) any other Indebtedness repaid with the proceeds of such Indebtedness shall be deemed to have been repaid at the beginning of the Reference Period and the Interest Expense relating thereto shall be eliminated from the calculation; and

                  (c) in making any determination of Cash Flow, PRO FORMA effect shall be given to the 21st Century Newspapers Acquisition or any Permitted Acquisition or Disposition, in each case for which there is a PRO FORMA effect during the Reference Period, as if the 21st Century Newspapers Acquisition or such Permitted Acquisition or Disposition, as the case may be, occurred on the first day of the Reference Period and the Cash Flow of the 21st Century Newspapers Acquisition or such Permitted Acquisition or Disposition, as applicable, shall be adjusted to include (i) any expense and cost reductions for which PRO FORMA effect would be permitted under Article 11 of Regulation S-X under the Securities Act of 1933, as amended, (ii) any other cost savings directly attributable to the 21st Century Newspapers Acquisition or such Permitted Acquisition or Disposition, as the case may be, within one year of the date thereof that are projected by the Borrower in good faith to result therefrom and supportable or quantifiable by appropriate records, but

                                CREDIT AGREEMENT
         not exceeding $10,000,000 individually for the 21st Century Newspapers Acquisition or any such Permitted Acquisition or Disposition and (iii) any other amount of cost savings approved by the Administrative Agent (such approval not to be unreasonably withheld) (and the Borrower shall furnish to the Administrative Agent reasonable detail regarding any such reductions and/or savings).

For purposes of this definition, whenever PRO FORMA effect is to be given to any occurrence or event, the PRO FORMA calculations shall be determined in good faith by a Senior Officer of the Borrower.

                  "PROPERTY" shall mean all property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, and any right or interest in or to any such property of any kind whatsoever.

                  "QUARTERLY DATES" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

                  "REGISTER" shall have the meaning assigned to such term in
Section 11.06 hereof.

                  "REGULATION D", "REGULATION U" and "REGULATION X" shall mean, respectively, Regulation D, Regulation U and Regulation X of the Board.

                  "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the date of this Agreement in United States Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or Governmental Authority charged with the interpretation or administration thereof.

                  "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

                  "REQUIRED LENDERS" shall mean, at any time, Lenders having more than 50% of the sum of (a) the aggregate Revolving Credit Exposures at such time PLUS (b) the aggregate outstanding principal amount of the Term Loans and Incremental Loans at such time PLUS (c) the aggregate unused amount of the Commitments at such time. The "Required Lenders" of a particular Class of Loans means Lenders having outstanding Loans and unused Commitments of such Class representing more than 50% of the total outstanding Loans (or, in the case of Revolving Credit Lenders, Revolving Credit Exposures) and (if any) unused Commitments of such Class at such time.

                  "RESTRICTED PAYMENT" shall mean any dividend or other distribution (whether in cash, securities or other property but excluding dividends payable solely in additional shares, or

                                CREDIT AGREEMENT
in rights to acquire shares, of Capital Stock (other than Disqualified Capital Stock) of the Borrower) with respect to any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Borrower or any option, warrant or other right to acquire any such shares of Capital Stock of the Borrower.

                  "REVOLVING CREDIT AVAILABILITY PERIOD" shall mean the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Commitment Termination Date and the date of termination of the Revolving Credit Commitments.

                  "REVOLVING CREDIT COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.03 hereof and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.06 hereof. The initial amount of each Lender's Revolving Credit Commitment is set forth on Annex 1, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The aggregate amount of the Lenders' Revolving Credit Commitments is $425,000,000 as of the Effective Date.

                  "REVOLVING CREDIT COMMITMENT PERCENTAGE" shall mean, with respect to any Revolving Credit Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Revolving Credit Commitments of all of the Revolving Credit Lenders (or, if the Revolving Credit Commitments have expired or terminated, the ratio of (a) the Revolving Credit Exposure of such Lender to (b) the aggregate Revolving Credit Exposures of the Revolving Credit Lenders).

                  "REVOLVING CREDIT COMMITMENT REDUCTION DATES" shall mean (i) each of the Quarterly Dates occurring in March, June, September and December of each year, commencing with the Quarterly Date occurring in December, 2009 through and including the Quarterly Date occurring in September, 2011 and (ii) the Revolving Credit Commitment Termination Date.

                  "REVOLVING CREDIT COMMITMENT TERMINATION DATE" shall mean November 12, 2011.

                  "REVOLVING CREDIT EXPOSURE" shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Credit Loans and its LC Exposure and Swingline Exposure at such time.

                  "REVOLVING CREDIT LENDERS" shall mean (a) on the Effective Date, the Lenders having Revolving Credit Commitments as set forth on Annex 1 hereto and (b) thereafter, the Lenders from time to time having Revolving Credit Exposure and holding Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 11.06 hereof.

                                CREDIT AGREEMENT

                  "REVOLVING CREDIT LOANS" shall mean the loans provided for by
Section 2.01(c) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

                  "SCHEDULED PAYMENT" shall mean each repayment of the principal of the Tranche A Term Loans required to be made on a Principal Payment Date pursuant to Section 3.01(a) hereof, each repayment of the principal of the Tranche B Term Loans required to be made on a Principal Payment Date pursuant to
Section 3.01(b) hereof, each repayment of the principal of the Incremental Loans required to be made on a Principal Payment Date pursuant to Section 3.01(e) hereof and the reduction in the Revolving Credit Commitments required by Section 2.03(b)(ii) hereof. For purposes of computing Total Debt Service for any period, the amount of each Scheduled Payment shall be the aggregate principal amount of the Tranche A Term Loans, Tranche B Term Loans and Incremental Loans actually repaid during such period pursuant to Section 3.01(a), Section 3.01(b) or
Section 3.01(e) hereof, respectively, on a Principal Payment Date after giving effect to any reductions in the amount required to be repaid on such Principal Payment Date pursuant to Section 2.08 or 2.09 hereof PLUS (b) the aggregate principal amount of the Revolving Credit Loans actually repaid during such period pursuant to Section 2.09(a) hereof after giving effect to the reduction in the Revolving Credit Commitments pursuant to Section 2.03(b)(ii) hereof PLUS
(c) the aggregate principal amount of Loans prepaid during such period pursuant to Section 2.08(c) hereof to the extent such prepaid amount would otherwise have been required to be paid during such period pursuant to Section 3.01(a), Section 3.01(b) or Section 3.01(e) hereof.

                  "SECURITY AGREEMENT" shall mean a Security Agreement substantially in the form of Exhibit A hereto between the Obligors and the Administrative Agent.

                  "SECURITY DOCUMENTS" shall mean, collectively, the Security Agreement, all other security agreements, pledge agreement, mortgages, deeds of trust and other similar agreements or instruments creating a security interest in or lien upon any Property and required to be entered into by any Obligor pursuant to this Agreement, and all Uniform Commercial Code financing statements required thereby to be filed with respect to the security interests created pursuant thereto.

                  "SENIOR DEBT" shall mean, at any date, Total Debt outstanding as at such date MINUS the sum of (a) Approved Subordinated Debt and (b) Convertible Debt outstanding as at such date.

                  "SENIOR LEVERAGE RATIO" shall mean, at any date, the ratio of
(a) the aggregate principal amount of Senior Debt (calculated on a Pro Forma Basis) of the Borrower and its Subsidiaries outstanding as at such date to (b) Cash Flow (calculated on a Pro Forma Basis) for the period of four complete consecutive fiscal quarters ended on, or most recently ended prior to, such date.

                  "SENIOR OFFICER" shall mean the President, Executive Vice President, Chief Financial Officer, Controller or Vice President-Finance of the Borrower, as the context requires.

                  "SERIES" shall have the meaning assigned to such term in
Section 1.03 hereof.

                                CREDIT AGREEMENT

                  "SIGNIFICANT ACQUISITION" shall mean any Acquisition the purchase price of which equals or exceeds 5% of the assets of the Borrower and its Subsidiaries taken as a whole.

                  "SIGNIFICANT DISPOSITION" shall mean any Disposition the gross proceeds of which equals or exceeds 5% of the assets of the Borrower and its Subsidiaries taken as a whole.

                  "S&P" shall mean Standard & Poor's Ratings Services and its successors.

                  "STATUTORY RESERVE RATE" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one MINUS the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "SUBORDINATED DEBT" shall mean any unsecured Indebtedness for which the Borrower is directly and primarily liable that is expressly subordinated in right of payment to the payment of any other Indebtedness of the Borrower.

                  "SUBSIDIARY" shall mean, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, by the parent or one or more subsidiaries of the parent. "WHOLLY OWNED SUBSIDIARY" shall mean any such corporation, partnership or other entity of which all such securities or other ownership interests, other than directors' qualifying shares, are so owned or controlled. Unless otherwise specified, a "Subsidiary" shall mean a Subsidiary of the Borrower.

                  "SUBSIDIARY GUARANTEE" shall mean a Guarantee Agreement substantially in the form of Exhibit B hereto between the Subsidiary Guarantors and the Administrative Agent.

                  "SUBSIDIARY GUARANTORS" shall mean each of the Subsidiaries of the Borrower which are, from time to time, parties to the Subsidiary Guarantee.

                  "SWAP AGREEMENT" shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities or other raw materials, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or

                                CREDIT AGREEMENT
pricing risk or value or any similar transaction or any combination of these transactions; PROVIDED that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

                  "SWINGLINE EXPOSURE" shall mean, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Credit Lender at any time shall be its Revolving Credit Commitment Percentage of the total Swingline Exposure at such time.

                  "SWINGLINE LOANS" shall mean the loans provided for by Section
2.11 hereof, which shall be Base Rate Loans.

                  "SWINGLINE LENDER" shall mean JPMCB, in its capacity as lender of Swingline Loans hereunder.

                  "TAXES" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "TERM LOAN LENDERS" shall mean the Tranche A Term Loan Lenders and the Tranche B Term Loan Lenders.

                  "TERM LOANS" shall mean the Tranche A Term Loans and the Tranche B Term Loans.

                  "TOTAL DEBT" shall mean, at any date, all Indebtedness of the Borrower and its Subsidiaries that would be shown on a consolidated balance sheet of the Borrower and its Subsidiaries as at such date prepared in accordance with GAAP, but excluding in any event (i) income taxes payable or deferred, (ii) liabilities under Plans and liabilities of the type described in Statement of Financial Accounting Standards Nos. 87, 95, 106, 107, 109, 123, 125 and 133, and Interpretation No. 46 (FIN 46), of the Financial Accounting Standards Board (or any accounting pronouncements made by the Financial Accounting Standards Board after the date hereof that are similar in nature) to the extent such liabilities may be treated as an accrued expense or other liability under GAAP and (iii) the face amount of all outstanding letters of credit (except to the extent of any unreimbursed drawings thereunder).

                  "TOTAL DEBT SERVICE" shall mean, for any period, the sum of the following for the Borrower and its Subsidiaries for such period, determined on a consolidated basis without duplication in accordance with GAAP: (a) Scheduled Payments and other regularly scheduled payments for such period in respect of principal of Indebtedness which Indebtedness is included in Total Debt; and (b) cash Interest Expense for such period.

                  "TOTAL LEVERAGE RATIO" shall mean, at any date, the ratio of
(a) the aggregate principal amount of Total Debt (calculated on a Pro Forma Basis) of the Borrower and its Subsidiaries outstanding as at such date to (b) Cash Flow (calculated on a Pro Forma Basis) for the period of four consecutive complete fiscal quarters ended on, or most recently ended prior to, such date.

                                CREIDT AGREEMENT

                  "TRANCHE A TERM LOAN COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender hereunder, as such commitment may be reduced from time to time pursuant to
Section 2.03 hereof. The amount of each Lender's Tranche A Term Loan Commitment is set forth on Annex 1. The aggregate amount of the Lenders' Tranche A Term Loan Commitments is $275,000,000 as of the Effective Date.

                  "TRANCHE A TERM LOAN LENDERS" shall mean (a) on the Effective Date, the Lenders having Tranche A Term Loan Commitments as set forth on Annex 1 hereto and (b) thereafter, the Lenders from time to time holding Tranche A Term Loans after giving effect to any assignments thereof permitted by Section 11.06 hereof.

                  "TRANCHE A TERM LOANS" shall mean the loans provided for by
Section 2.01(a) hereof in respect of the Tranche A Term Loan Commitments, which may be Base Rate Loans and/or Eurodollar Loans.

                  "TRANCHE B TERM LOAN COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender hereunder, as such commitment may be reduced from time to time pursuant to
Section 2.03 hereof. The amount of each Lender's Tranche B Term Loan Commitment is set forth on Annex 1. The aggregate amount of the Lenders' Tranche B Term Loan Commitments is $350,000,000 as of the Effective Date.

                  "TRANCHE B TERM LOAN LENDERS" shall mean (a) on the Effective Date, the Lenders having Tranche B Term Loan Commitments as set forth on Annex 1 hereto and (b) thereafter, the Lenders from time to time holding Tranche B Term Loans after giving effect to any assignments thereof permitted by Section 11.06 hereof.

                  "TRANCHE B TERM LOANS" shall mean the loans provided for by
Section 2.01(b) hereof in respect of the Tranche B Term Loan Commitments, which may be Base Rate Loans and/or Eurodollar Loans.

                  "21ST CENTURY NEWSPAPERS" shall mean the business of 21st Century Newspapers, Inc.

                  "21ST CENTURY NEWSPAPERS ACQUISITION" shall mean the transactions contemplated by the 21st Century Newspapers Acquisition Agreement that are to take place either prior to or substantially simultaneously with the Effective Date.

                  "21ST CENTURY NEWSPAPERS ACQUISITION AGREEMENT" shall mean the Agreement and Plan of Merger dated as of July 2, 2004 by and among 21st Century Newspapers, the Borrower and Wolverine Acquisition Corp.

                  "TYPE" shall have the meaning assigned to such term in Section
1.03 hereof.

                                CREDIT AGREEMENT

                  "WORKING CAPITAL" shall mean, at any time, the excess, if any, of the current assets (net of cash and Cash Equivalents and excluding accrued interest thereon) of the Borrower and its Subsidiaries over their current liabilities (excluding (i) any such liabilities in respect of the current portion of long-term debt, (ii) liabilities under Plans and liabilities of the type described in Statement of Financial Accounting Standards Nos. 87, 95, 106, 107, 109, 123, 125 and 133, and Interpretation No. 46 (FIN 46), of the Financial Accounting Standards Board (or any accounting pronouncements made by the Financial Accounting Standards Board after the date hereof that are similar in nature) to the extent such liabilities may be treated as an accrued expense or other liability under GAAP, (iii) accrued Interest Expense and (iv) accrued income taxes payable or deferred, each determined on a consolidated basis without duplication in accordance with GAAP).

                  1.02  ACCOUNTING TERMS AND DETERMINATIONS; FISCAL PERIODS.

                  (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent and the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first consolidated financial statements under Section 8.01 hereof, shall mean the consolidated financial statements of the Borrower and its Subsidiaries as at December 31, 2003 referred to in Section 7.02(a) hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with those used in the preparation of the latest annual or quarterly consolidated financial statements furnished to the Lenders pursuant to Section 8.01(a) or (b) hereof (or prior to the delivery of the first financial statements under Section 8.01 hereof, used in the preparation of the consolidated financial statements of the Borrower and its Subsidiaries as at December 31, 2003 referred to in Section 7.02(a) hereof) unless (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such consolidated financial statements or
(ii) the Required Lenders shall have objected to so determining such compliance within 30 days after delivery to the Lenders of such consolidated financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest consolidated financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first consolidated financial statements delivered under Section 8.01 hereof, shall mean the consolidated financial statements of the Borrower and its Subsidiaries as at December 31, 2003 referred to in Section 7.02(a) hereof).

                  (b) The Borrower shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 8.01(a) or (b) hereof, as the case may be, (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the immediately preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last

                                CREDIT AGREEMENT
sentence of paragraph (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

                  (c) The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, change its fiscal year from a 52/53 week fiscal year, except that the Borrower and its Subsidiaries may utilize a calendar fiscal year and calendar fiscal quarters by notifying the Administrative Agent.

                  (d) If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent shall agree in good faith to reflect such changed rating system or the non-availability of ratings from such rating agency and, pending the effectiveness of any such amendment, determinations made by reference to such rating shall be made by reference to the rating most recently in effect prior to such change or cessation.

                  1.03 CLASSES AND TYPES OF LOANS. Loans hereunder are distinguished by "Class" and by "Type". The Class of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Credit Loan, a Tranche A Term Loan, a Tranche B Term Loan, an Incremental Revolving Credit Loan, an Incremental Term Loan or a Swingline Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. In addition, Incremental Loans of any Class (and Incremental Loan Commitments of any Class) are distinguished by "Series". Loans may be identified by Class and Type and, in the case of Incremental Loans, Series.

                  1.04 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Annexes, Exhibits and Schedules shall be construed to refer to Sections of, and Annexes, Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.






                                CREDIT AGREEMENT

                  Section 2.  COMMITMENTS.

                  2.01  LOANS.

                  (a) TRANCHE A TERM LOANS. Subject to the terms and conditions set forth herein, each Tranche A Term Loan Lender agrees to make a Tranche A Term Loan to the Borrower on the Effective Date in a principal amount equal to its Tranche A Term Loan Commitment. Amounts prepaid or repaid in respect of any Tranche A Term Loans may not be reborrowed.

                  (b) TRANCHE B TERM LOANS. Subject to the terms and conditions set forth herein, each Tranche B Term Loan Lender agrees to make a Tranche B Term Loan to the Borrower on the Effective Date in a principal amount equal to its Tranche B Term Loan Commitment. Amounts prepaid or repaid in respect of any Tranche B Term Loans may not be reborrowed.

                  (c) REVOLVING CREDIT LOANS. Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees to make Revolving Credit Loans to the Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment or (ii) the total Revolving Credit Exposures, together with the aggregate amount of Swingline Exposure, exceeding the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Credit Loans.

                  (d) INCREMENTAL LOANS. The Borrower and one or more of the Lenders (or any other Person which shall become a Lender with the consent of the Administrative Agent (such consent not to be unreasonably withheld) for the purpose of providing an Incremental Loan Commitment) may, at any time and from time to time during the term of this Agreement, agree that such Lender shall become an Incremental Lender with an Incremental Loan Commitment by executing and delivering to the Administrative Agent an Incremental Loan Amendment (in form reasonably satisfactory to the Administrative Agent), specifying (i) whether such Incremental Loan Commitment shall be comprised of a commitment to make revolving loans (each an "INCREMENTAL REVOLVING CREDIT LOAN") or term loans (each an "INCREMENTAL TERM LOAN"), (ii) the Type and amount of such Incremental Loan Commitment of such Lender, (iii) with respect to an Incremental Revolving Credit Commitment, the period of availability thereof and the Incremental Revolving Credit Commitment Termination Date therefor, (iv) with respect to an Incremental Term Loan Commitment, the date(s) on which such Incremental Term Loans shall be available to be made, the Incremental Term Loan Maturity Date therefor and the Incremental Term Loan Principal Payment Dates thereof (if any),
(v) the applicable interest rate margin that will apply to Incremental Loans made under such Incremental Loan Commitment, and (vi) the rate of the commitment fee, if any, payable by the Borrower in respect of such Incremental Loan Commitment, and otherwise duly completed. Nothing in this Agreement shall be construed to obligate any Lender to provide any Incremental Loan Commitment. The Incremental Loans to be made pursuant to any such agreement between the Borrower and one or more Persons in response to any such request by the Borrower shall each be deemed to be a separate "SERIES" of Incremental Loans for all purposes of this Agreement, and in any case an Incremental Revolving Credit Commitment and an Incremental Term Loan Commitment provided pursuant to the same


                                CREDIT AGREEMENT

Incremental Loan Amendment shall be deemed to be separate Series of Incremental Loan Commitments.

                  Anything herein to the contrary notwithstanding, the following additional provisions shall be applicable to the Incremental Loan Commitments and Incremental Loans:

                  (i) the Incremental Revolving Credit Commitment Termination Date of Incremental Revolving Credit Commitments of any Series and the Incremental Term Loan Maturity Date of Incremental Term Loans of any Series shall not be earlier than the Tranche B Term Loan Maturity Date, and

                  (ii) the Average Life to Maturity of the Incremental Term Loans of any Series shall not be shorter than the remaining Average Life to Maturity of the Tranche A Term Loans.

                  Following execution and delivery by the Borrower, one or more Incremental Lenders and the Administrative Agent as provided above of an Incremental Loan Amendment then, subject to the terms and conditions set forth herein:

                  (x) if such Incremental Loans are to be Incremental Revolving Credit Loans, each Incremental Lender of such Series agrees to make Incremental Revolving Credit Loans of such Series to the Borrower from time to time during the availability period for such Loans set forth in such Incremental Loan Amendment, in an aggregate principal amount that will not result in such Lender's Incremental Revolving Credit Loans of such Series exceeding such Lender's Incremental Revolving Credit Commitment of such Series; within the foregoing limits and subject to the terms and conditions set forth herein and in such Incremental Loan Amendment, the Borrower may borrow, repay and reborrow Incremental Revolving Credit Loans of such Series; and

                  (y) if such Incremental Loans are to be Incremental Term Loans, each Incremental Lender of such Series agrees to make Incremental Term Loans of such Series to the Borrower from time to time during the availability period for such Loans set forth in such Incremental Loan Amendment, in a principal amount up to but not exceeding such Lender's Incremental Term Loan Commitment of such Series; amounts prepaid in respect of Incremental Term Loans may not be reborrowed.

Proceeds of Incremental Loans shall be available only for any use permitted under the applicable provisions of Section 8.16.

                  (e) LIMIT ON EURODOLLAR LOANS. Unless otherwise agreed by the Administrative Agent, any Loans made on the Effective Date shall be Base Rate Loans. No more than sixteen separate Interest Periods in respect of Eurodollar Loans of any Class may be outstanding at any one time.

                  (f) CONVERSION AND CONTINUATIONS. From and after the Effective Date, (i) the Borrower (as provided in Section 2.08(a) hereof) may Convert Loans of any Class of one Type into Loans of the same Class of another Type (as provided in Section 2.08(a) hereof) or Continue Loans of any Class of one Type as Loans of the same Class and Type (as provided in Section 2.08(a) hereof).

                                CREDIT AGREEMENT

                  2.02 BORROWINGS. The Borrower shall give the Administrative Agent (which shall promptly notify the Lenders) notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 12:00 noon New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Administrative Agent, at an account designated by the Administrative Agent, in immediately available funds, for account of the Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with JPMCB, PROVIDED that any Revolving Credit Loan that is a Base Rate Loan and is made to finance the reimbursement of an LC Disbursement as provided in Section 2.10(f) hereof shall be remitted by the Administrative Agent to the relevant Issuing Lender. This Section 2.02 shall not apply to Swingline Loans made by the Swingline Lender, as to which Section 2.11(b) hereof shall apply.

                  2.03  CHANGES OF COMMITMENTS.

                  (a) VOLUNTARY. The Borrower shall have the right to terminate or reduce the aggregate amount of the Revolving Credit Commitments at any time or from time to time prior to the Revolving Credit Commitment Termination Date and shall have the right to terminate or reduce the aggregate amount of the Incremental Loan Commitments of any Series at any time or from time to time prior to the date such Incremental Loan Commitment is scheduled to terminate as set forth in the applicable Incremental Loan Amendment for such Series; PROVIDED that (i) the Borrower shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (ii) each partial reduction shall be in an aggregate amount at least equal to $1,000,000.

                  (b) REDUCTION OF REVOLVING CREDIT COMMITMENTS.

                  (i) Unless previously terminated, the Revolving Credit Commitments shall automatically terminate at the opening of business on the Revolving Credit Commitment Termination Date.

                  (ii) The Revolving Credit Commitments shall automatically reduce on each Revolving Credit Commitment Reduction Date set forth in column (A) below to the amount set forth in column (B) below opposite such Revolving Credit Commitment Reduction Date:

                          (A)                                 (B)
                   Revolving Credit                   Revolving Credit
                 Commitment Reduction                Commitments Reduced
                  Date Falling on or                   to the Following
                      NEAREST TO:                           AMOUNTS:

                  December 31, 2009                      $419,687,500
                  March 31, 2010                         $414,375,000
                  June 30, 2010                          $409,062,500

                                CREDIT AGREEMENT

                  September 30, 2010                     $403,750,000

                  December 31, 2010                      $387,812,500
                  March 31, 2011                         $371,875,000
                  June 30, 2011                          $355,937,500
                  September 30, 2011                     $340,000,000

                  November 12, 2011                           0

PROVIDED that, if at the opening of business on any such Revolving Credit Commitment Reduction Date the amount of the Revolving Credit Commitments then in effect is equal to or less than the respective amount set forth in column (B) above opposite such Revolving Credit Commitment Reduction Date, no further reductions in the Revolving Credit Commitments as of such date shall be required pursuant to this Section 2.03(b)(ii).

                  (c) TERMINATION OF TERM LOAN COMMITMENTS AND INCREMENTAL LOAN COMMITMENTS. The Term Loan Commitments of each Class shall terminate after the borrowing of Loans of such Class on the Effective Date. The Incremental Loan Commitments of each Series shall terminate on the date specified for such termination in the applicable Incremental Loan Amendment.

                  (d) TERMINATION AND REDUCTIONS PERMANENT. Commitments once terminated or reduced may not be reinstated.

                  2.04  COMMITMENT FEES.

                  (a) The Borrower shall pay to the Administrative Agent for account of each Revolving Credit Lender a commitment fee on the daily average unused amount of such Lender's Revolving Credit Commitment, for the period from and including the Effective Date to but excluding the earlier of the date such Commitment is terminated or expires, at a rate per annum equal to (i) for any day during the period commencing on the Effective Date and ending on the next Business Day after the date the Borrower delivers to the Administrative Agent the consolidated financial statements of the Borrower for the fiscal quarter ending September 30, 2004 pursuant to Section 8.01(a) hereof and thereafter for any day on which the Total Leverage Ratio is equal to or greater than 4.50 to 1, 0.375% and (ii) otherwise, 0.25%. For purposes of computing commitment fees under this paragraph (a), (1) the Revolving Credit Commitment of a Lender (other than a Lender that is also the Swingline Lender) shall be deemed to be used to the extent of the outstanding Revolving Credit Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose), (2) the Revolving Credit Commitment of a Lender that is also the Swingline Lender shall be deemed to be used to the extent of the outstanding Revolving Credit Loans, LC Exposure and Swingline Exposure of such Lender and
(3) any change in the commitment fee rate as a result of a change in the Total Leverage Ratio shall be effective as of the next Business Day following the date the relevant consolidated financial statements of the Borrower are delivered to the Administrative Agent pursuant to said Section 8.01(a) or 8.01(b) hereof, PROVIDED that in the event that the Borrower shall fail to deliver to the Administrative Agent any consolidated financial statements by the respective date required pursuant to said Section 8.01(a) or 8.01(b), the commitment fee rate

                                CREDIT AGREEMENT
shall be 0.375% per annum for each day during the period commencing on the date said financial statements were so required to be delivered and ending on the next Business Day following the date such financial statements are in fact delivered to the Administrative Agent; PROVIDED FURTHER that, at the option of the Borrower, the commitment fee shall be subject to adjustment prior to the delivery of any consolidated financial statements pursuant to Section 8.01(a) or 8.01(b) hereof effective as of the next Business Day following the date (the "COMMITMENT FEE ADJUSTMENT EFFECTIVE DATE") on which the Administrative Agent shall have received a certificate of a Senior Officer (in form and detail satisfactory to the Administrative Agent) setting forth the Total Leverage Ratio as at the last day of the fiscal period in respect of which such consolidated financial statements are required to be delivered and annexing thereto calculations of the Total Leverage Ratio, except that in the event that the Total Leverage Ratio determined on the basis of such consolidated financial statements when delivered pursuant to Section 8.01(a) or 8.01(b) hereof shall indicate a higher commitment fee rate than set forth in such certificate, the commitment fee shall automatically be adjusted retroactively to the Commitment Fee Adjustment Effective Date to such higher rate.

                  (b) The Borrower shall pay to the Administrative Agent for account of each Lender having an Incremental Revolving Credit Commitment a commitment fee at a rate per annum agreed to between the Borrower and the relevant Incremental Lender or Lenders in the applicable Incremental Loan Amendment.

                  (c) Commitment fees accrued through and including the last day of each calendar quarter shall be payable in arrears on the third Business Day following such last day, commencing with the first such day after the Effective Date, and on the date the applicable Commitments are terminated or expire.

                  2.05 LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                  2.06 SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT. Immediately following the effectiveness of this Agreement, the failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. The amounts payable by the Borrower at any time hereunder and under the Notes to each Lender shall be, as between the Borrower on the one hand and such Lender on the other hand, a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes; provided that this Section 2.06 shall not be construed to permit acceleration of the Loans or cancellation of the Commitments by any Lender except in accordance with
Section 9 hereof or as otherwise expressly permitted by the terms hereof.

                  2.07  EVIDENCE OF DEBT.

                  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan

                                CREDIT AGREEMENT
made or continued hereunder by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made or continued hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (c) The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section 2.07 shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (d) Any Lender may request that Loans made or continued by it hereunder be evidenced by a promissory note(s). In such event, the Borrower, at its own expense, shall prepare, execute and deliver to such Lender a promissory note(s) payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and substantially in the form of Exhibit E-1, E-2, E-3, E-4 or E-5 hereto, as appropriate, and such note(s) shall be evidence of such Loans (and all amounts payable in respect thereof).

                  2.08  CONVERSION OR CONTINUATION OF LOANS; OPTIONAL
 PREPAYMENTS.

                  (a) CONVERSION OR CONTINUATION. Subject to Section 4.04 hereof, the Borrower shall have the right to Convert Loans of one Type into Loans of the other Type or to Continue Loans of one Type as Loans of the same Type, at any time or from time to time; PROVIDED that: (i) the Borrower shall give the Administrative Agent notice of each such Conversion or Continuation as provided in Section 4.05 hereof; (ii) Eurodollar Loans may be Converted only on the last day of an Interest Period for such Loans and (iii) Swingline Loans may not be Converted or Continued.

                  (b) OPTIONAL PREPAYMENTS. Subject to Section 4.04 hereof, the Borrower shall have the right to prepay Loans of one or more Classes or Series in whole or in part without premium or penalty at any time or from time to time; PROVIDED that: (i) the Borrower shall give the Administrative Agent notice of each such prepayment as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (ii) Eurodollar Loans may be prepaid at any time and from time to time, PROVIDED that the Borrower pays any amounts owing under Section 5.05 hereof in the event of any such prepayment on a date other than the last day of an Interest Period for such Loans; (iii) at the option of the Borrower, each such prepayment of any Tranche A Term Loans, Tranche B Term Loans or Incremental Term Loans shall be applied first to up to the next four installments of principal of such Loans in direct order of maturity; and (iv) to the extent of any amounts remaining after the prior application (if any) in accordance with clause (iii) above, each such prepayment of any Tranche A Term Loans, Tranche B Term Loans or Incremental Term

                                CREDIT AGREEMENT

Loans shall be applied ratably to the remaining installments of principal of such Loans then outstanding.

                  2.09  MANDATORY PREPAYMENTS.

                  (a) REVOLVING CREDIT COMMITMENT REDUCTIONS. If, after giving effect to any termination or reduction of the Revolving Credit Commitments pursuant to Section 2.03 hereof, the aggregate Revolving Credit Exposures exceeds the aggregate amount of the Revolving Credit Commitments as then in effect, the Borrower shall, on the date of such termination or reduction, apply the aggregate amount of such excess, first, to prepay Swingline Loans, second, to prepay Revolving Credit Loans and third, to provide cover for LC Exposure as specified in
         Section 2.10(k).

                  (b) DISPOSITIONS AND CASUALTY EVENTS.

                  (i) If, at any time or from time to time, the Borrower or any of its Subsidiaries shall receive Net Proceeds from any Disposition (other than any Disposition permitted under clauses (i), (ii), (iv), (v), (vii) or (viii) of Section 8.05(c) hereof), the Borrower shall, within 365 days after receipt of such Net Proceeds (subject to the proviso below, if such proceeds have not been applied by such 365th day, then on such 365th day) unless the Borrower shall have used all or a portion of such proceeds for a Permitted Usage, apply or cause to be applied to the prepayment of principal of the Term Loans and Incremental Term Loans in an amount equal to the lesser of (i) the amount of such Net Proceeds or (ii) the amount thereof remaining after application to such Permitted Usage, in each case in the manner and to the extent specified in paragraph (d) of this Section 2.09; PROVIDED that if on such 365th day such proceeds have not been so used but the Borrower or any of its Subsidiaries shall have entered into an agreement with respect to any Permitted Usage, then unless within 180 days thereafter the Borrower or such Subsidiary shall use, or be obligated by such agreement to use, all or a portion of such Net Proceeds for such Permitted Usage (but not in excess of the aggregate amount of all cash consideration and all cash costs and expenses in respect of such Permitted Usage), any portion of such Net Proceeds not so used (or obligated to be so used) shall be applied to prepay the Term Loans and the Incremental Term Loans in the manner and to the extent specified in paragraph (d) of this Section 2.09.

                  (ii) Within ten Business Days after receipt of any proceeds by the Borrower or any of its Subsidiaries in respect of any Casualty Event affecting any Property of the Borrower or any of its Subsidiaries (except to the extent such proceeds have been or are to be applied (or are committed to be applied) within 365 days after the date of receipt of such proceeds towards the repair, reconstruction or replacement of such Property or for any other Permitted Usage, and if such proceeds have not been so utilized by such 365th day, then on such 365th day) the Borrower shall apply, or cause to be applied, an amount equal to the Net Proceeds of such Casualty Event or such unutilized portion thereof to prepay principal of the Term Loans and the Incremental Term Loans, in each case in the manner and to the extent specified in paragraph (d) of this Section 2.09; PROVIDED that if on such 365th day such proceeds have not been so used but the Borrower or any of its Subsidiaries shall have entered into an agreement with respect to any Permitted Usage,

                                CREDIT AGREEMENT
          then unless within 180 days thereafter the Borrower or such Subsidiary shall use, or be obligated by such agreement to use, all or a portion of such Net Proceeds for such Permitted Usage (but not in excess of the aggregate amount of all cash consideration and all cash costs and expenses in respect of such Permitted Usage), any portion of such Net Proceeds not so used (or obligated to be so used) shall be applied to prepay the Term Loans and the Incremental Term Loans in the manner and to the extent specified in paragraph (d) of this Section 2.09.

Notwithstanding the foregoing clauses (i) and (ii), the Borrower shall have no obligation to make any such application under this Section 2.09(b) in respect of the Net Proceeds received in respect of any Disposition or Casualty Event unless and until the aggregate amount of Net Proceeds received in respect of all Dispositions and Casualty Events exceeds $75,000,000 for any fiscal year, in which case only an amount equal to such excess shall be so applied.

                  (c) EXCESS CASH FLOW. Not later than the date 120 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending on December 31, 2007) as at the end of which the Total Leverage Ratio is greater than 5.00 to 1, the Borrower shall prepay the Term Loans and the Incremental Term Loans in an aggregate amount equal to the excess (if any) of
(i) the ECF Percentage of Excess Cash Flow for such fiscal year over (ii) $50,000,000, such prepayment to be effected in each case in the manner and to the extent specified in paragraph (d) of this Section 2.09.

                  (d) APPLICATION OF PAYMENTS. Prepayments of Loans made pursuant to paragraphs (b)(i), (b)(ii) and (c) of this Section 2.09 shall be applied ratably to the Term Loans and Incremental Term Loans in accordance with the respective aggregate principal amounts of such Loans and, with respect to such Incremental Term Loans, ratably in accordance with the aggregate principal amounts of such Incremental Loans of each Series, and with respect to the Loans of each such Class and Series so prepaid, the amounts shall be applied, first, to the next four quarterly installments of such Loans in direct order of maturity and, thereafter, ratably to the remaining principal installments thereof.

                  (e) NOTICE; DELIVERY OF CERTIFICATE. The Borrower shall give notice to the Administrative Agent of each prepayment pursuant to this Section
2.09 in the same manner and at the same time as is required for any optional prepayment pursuant to Section 2.08 hereof. At the time it makes any prepayment of the Loans as required by paragraph (b) above, the Borrower will deliver to the Administrative Agent a certificate of a Senior Officer, in form and detail satisfactory to the Administrative Agent, containing calculations of Net Proceeds or in respect of the related Disposition or Casualty Event, as the case may be, and any deductions therefrom in respect of amounts that are not required to be prepaid pursuant to this Section 2.09, and specifying the amount of each such prepayment.

                  2.10  LETTERS OF CREDIT.

                  (a) GENERAL. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01 hereof, the Borrower may request any Issuing Lender to issue, at any time and from time to time during the Revolving Credit Availability Period, Letters of Credit for its own account in such form as is acceptable to such Issuing Lender in its

                                CREDIT AGREEMENT
reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments.

                  (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL OR EXTENSION. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Lender) to the relevant Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section 2.10), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by an Issuing Lender, the Borrower also shall submit a letter of credit application on such Issuing Lender's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (c) LIMITATIONS ON AMOUNTS. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Lenders (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to paragraph (e) of this
Section 2.10) shall not exceed $40,000,000 (MINUS the aggregate outstanding principal or face amount of the obligations in respect of letters of credit or similar instruments issued under Section 8.07(e) hereof) and (ii) the aggregate Revolving Credit Exposures of the Revolving Credit Lenders shall not exceed the aggregate amount of the Revolving Credit Commitments of the Revolving Credit Lenders.

                  (d) EXPIRATION DATE. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date 12 months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof including any "evergreen" Letter of Credit that provides for such renewal or extension, 12 months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date) and (ii) the date that is five Business Days prior to the Revolving Credit Commitment Termination Date.

                  (e) PARTICIPATIONS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by any Issuing Lender, and without any further action on the part of such Issuing Lender or the Lenders, such Issuing Lender hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Credit Lender acknowledges and agrees that its obligation

                                CREDIT AGREEMENT
to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Lender, such Revolving Credit Lender's Revolving Credit Commitment Percentage of each LC Disbursement made by such Issuing Lender promptly upon the request of such Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Each such payment shall be made in the same manner as provided in Section 2.02 hereof with respect to Loans made by such Revolving Credit Lender, and the Administrative Agent shall promptly pay to such Issuing Lender the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the relevant Issuing Lender or, to the extent that the Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Revolving Credit Lenders and such Issuing Lender as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) REIMBURSEMENT. If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 10:00 a.m. New York time on (i) the Business Day immediately following the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m. New York time or (ii) the second Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, PROVIDED that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance herewith that such payment be financed with the proceeds of a Revolving Credit Loan or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Loan or Swingline Loan; provided that any such Revolving Credit Loan shall be a Base Rate Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Credit Lender's Revolving Credit Commitment Percentage thereof.

                  (g) OBLIGATIONS ABSOLUTE. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.10 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft

                                CREDIT AGREEMENT
or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.10, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

                  Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their respective directors, officers, employees, attorneys or agents, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by such Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Lender; PROVIDED that the foregoing shall not be construed to excuse any Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

                           (i) each Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

                           (ii) each Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

                           (iii) this sentence shall establish the standard of care to be exercised by each Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

                  (h) DISBURSEMENT PROCEDURES. Each Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice

                                CREDIT AGREEMENT
shall not relieve the Borrower of its obligation to reimburse such Issuing Lender and the Revolving Credit Lenders with respect to any such LC Disbursement.

                  (i) INTERIM INTEREST. If any Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; PROVIDED that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.10, then clause (x) of the second sentence of
Section 3.02 hereof shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph (f) of this Section 2.10 to reimburse such Issuing Lender shall be for the account of such Revolving Credit Lender to the extent of such payment.

                  (j) REPLACEMENT OF AN ISSUING LENDER. Any Issuing Lender may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender (which shall be selected from among the Lenders) (such agreement not to be unreasonably withheld by the Administrative Agent). The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to paragraph (l) of this Section 2.10. From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (k) CASH COLLATERALIZATION. If either (i) an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph (k), or (ii) the Borrower shall be required to provide cover for LC Exposure pursuant to Section 2.09(a) hereof, the Borrower shall immediately deposit into the Collateral Account under and as defined in the Security Agreement an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date PLUS any accrued and unpaid interest thereon and, in the case of cover pursuant to Section 2.09(a) hereof the amount required thereunder; PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without presentment, demand, or protest or other notice of any kind (all of which are expressly waived by the Borrower), upon the occurrence of any Event of Default with respect to the Borrower described in Section 9(f) or (g) hereof. Such deposit shall be held by the Administrative Agent in the Collateral Account (as so defined) as collateral in the first instance for the LC Exposure under

                                CREDIT AGREEMENT
this Agreement and thereafter for the payment of the Secured Obligations under and as defined in the Security Agreement, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in the Collateral Account (as so defined) and in any financial assets (as defined in the Uniform Commercial Code as in effect from time to time in the State of New York) or other property held therein.

                  (l) LETTER OF CREDIT FEES. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin for Revolving Credit Loans that are Eurodollar Loans on the average daily amount of such Revolving Credit Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Credit Lender's Revolving Credit Commitment terminates and the date on which such Revolving Credit Lender ceases to have any LC Exposure, and
(ii) to each Issuing Lender a fronting fee, if any, to be agreed between the Borrower and such Issuing Lender, at a rate (not to exceed 0.125%) per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements and, with respect to any Letter of Credit, excluding the LC Exposure of any Issuing Lender with respect thereto (determined for this purposes after giving effect to the participations therein of the other Revolving Credit Lenders pursuant to paragraph (e) of this Section 2.10)) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure. In addition, the Borrower agrees to pay within 10 days after demand each Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each calendar quarter shall be payable in arrears on the third Business Day after such last day, commencing with the first such day after the Effective Date; PROVIDED that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand.

                  (m) EXISTING LETTERS OF CREDIT. Subject to the terms and conditions hereof, each letter of credit issued by an Issuing Lender as an issuing bank under the Existing Credit Agreement that is outstanding on the Effective Date and designated to be continued hereunder in Schedule 2.10(m) shall automatically be continued hereunder on the Effective Date, and as of the Effective Date the Revolving Credit Lenders shall acquire a participation therein as if such letter of credit were issued hereunder, and each such letter of credit shall be deemed a Letter of Credit for all purposes of this Agreement as of the Effective Date.

                  2.11  SWINGLINE LOANS.

                  (a) AGREEMENT TO MAKE SWINGLINE LOANS. The Swingline Lender agrees, on the terms of this Agreement, to make Swingline Loans to the Borrower in Dollars during the Revolving Credit Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $15,000,000 or (ii) the aggregate Revolving Credit Exposures exceeding the aggregate amount of the Revolving Credit Commitments of the Revolving Credit Lenders; PROVIDED that

                                CREDIT AGREEMENT
the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Subject to the terms of this Agreement, during such period the Borrower may borrow, prepay and reborrow Swingline Loans.

                  (b) NOTICE REGARDING SWINGLINE LOANS BY THE BORROWER. The Borrower shall give the Administrative Agent (which shall promptly notify the Lenders) notice of each borrowing of Swingline Loans hereunder as provided in
Section 4.05 hereof. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.10(f), by remittance to the relevant Issuing Lender) by 3:00 p.m. New York time on the requested date of such Swingline Loan.

                  (c) PARTICIPATIONS BY REVOLVING CREDIT LENDERS IN SWINGLINE LOANS. The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m. New York time on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice to the Administrative Agent shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice such Revolving Credit Lender's Revolving Credit Commitment Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender's Revolving Credit Commitment Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 2.02 hereof with respect to Loans made by such Revolving Credit Lender, and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.


                                CREDIT AGREEMENT

                  Section 3. PAYMENTS OF PRINCIPAL AND INTEREST.

                  3.01  REPAYMENT OF LOANS.

                  (a) The Borrower hereby promises to pay to the Administrative Agent for account of each Tranche A Term Loan Lender the principal amount of the Tranche A Term Loan held by such Lender in twenty-one consecutive quarterly installments payable on the Principal Payment Dates, the aggregate principal amount to be paid on each Principal Payment Date in respect of all Tranche A Term Loans held by the Tranche A Term Loan Lenders to be in the amount specified below (with the final such installment being in the aggregate principal amount of the Tranche A Term Loans then outstanding):

                  PRINCIPAL PAYMENT DATE                      AGGREGATE AMOUNT
                    FALLING ON OR NEAREST TO:                   OF PAYMENT
                  ---------------------------                 ----------------

                  December 31, 2006                             $  6,875,000
                  March 31, 2007                                $  6,875,000
                  June 30, 2007                                 $  6,875,000
                  September 30, 2007                            $  6,875,000

                  December 31, 2007                             $ 10,312,500
                  March 31, 2008                                $ 10,312,500
                  June 30, 2008                                 $ 10,312,500
                  September 30, 2008                            $ 10,312,500

                  December 31, 2008                             $ 13,750,000
                  March 31, 2009                                $ 13,750,000
                  June 30, 2009                                 $ 13,750,000
                  September 30, 2009                            $ 13,750,000

                  December 31, 2009                             $ 17,187,500
                  March 31, 2010                                $ 17,187,500
                  June 30, 2010                                 $ 17,187,500
                  September 30, 2010                            $ 17,187,500

                  December 31, 2010                             $ 16,500,000
                  March 31, 2011                                $ 16,500,000
                  June 30, 2011                                 $ 16,500,000
                  September 30, 2011                            $ 16,500,000

                  November 12, 2011                             $ 16,500,000

                  (b) The Borrower hereby promises to pay to the Administrative Agent for account of each Tranche B Term Loan Lender the principal amount of the Tranche B Term Loan held by such Lender in twenty-four consecutive quarterly installments payable on the Principal Payment Dates, the aggregate principal amount to be paid on each Principal Payment Date in respect of all Tranche B Term Loans held by the Tranche B Term Loan Lenders to be in the

                                CREDIT AGREEMENT
amount specified below (with the final such installment being in the aggregate principal amount of the Tranche B Term Loans then outstanding):

                  PRINCIPAL PAYMENT DATE               AGGREGATE AMOUNT
                    FALLING ON OR NEAREST TO:           OF PAYMENT
                  ---------------------------          ----------------

                  December 31, 2006                       $  875,000
                  March 31, 2007                          $  875,000
                  June 30, 2007                           $  875,000
                  September 30, 2007                      $  875,000

                  December 31, 2007                       $  875,000
                  March 31, 2008                          $  875,000
                  June 30, 2008                           $  875,000
                  September 30, 2008                      $  875,000

                  December 31, 2008                       $  875,000
                  March 31, 2009                          $  875,000
                  June 30, 2009                           $  875,000
                  September 30, 2009                      $  875,000

                  December 31, 2009                       $  875,000
                  March 31, 2010                          $  875,000
                  June 30, 2010                           $  875,000
                  September 30, 2010                      $  875,000

                  December 31, 2010                       $  875,000
                  March 31, 2011                          $  875,000
                  June 30, 2011                           $  875,000
                  September 30, 2011                      $  875,000

                  December 31, 2011                       $  875,000
                  March 31, 2012                          $  875,000
                  June 30, 2012                           $  875,000
                  August 12, 2012                         $329,875,000

                  (c) The Borrower hereby promises to pay to the Administrative Agent for account of each Revolving Credit Lender the full outstanding principal amount of such Lender's Revolving Credit Loans, and each of such Lender's Revolving Credit Loans shall mature, on the Revolving Credit Commitment Termination Date.

                  (d) The Borrower hereby promises to pay to the Swingline Lender the full outstanding principal amount of each Swingline Loan on the earlier of Revolving Credit Commitment Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least seven Business Days after such Swingline Loan is made; provided that on each date that a Revolving Credit Loan is made, the Borrower shall repay all Swingline Loans then outstanding.

                                CREDIT AGREEMENT

                  (e) The Borrower hereby promises to pay to the Administrative Agent for account of each Incremental Loan Lender the aggregate principal amount of Incremental Loans held by such Lender in such amounts and at such times as shall be agreed by such Lender and the Borrower in the applicable Incremental Loan Amendment (but subject to Section 2.01(d) hereof).

                  3.02 INTEREST. The Borrower hereby promises to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                  (a) during such periods such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) PLUS the Applicable Margin; and

                  (b) during such periods such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period PLUS the Applicable Margin.

Notwithstanding the foregoing, (x) upon the occurrence and during the continuance of an Event of Default specified in clause (a) of Section 9 hereof arising by reason of a failure to pay principal of or interest on any of the Loans or to reimburse any LC Disbursement, the Borrower will pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate on the full outstanding principal amount of each of such Lender's Loans (whether or not due and payable) and the full face amount all unreimbursed LC Disbursements and (y) upon the occurrence and during the continuance of an Event of Default specified in said clause (a) arising by reason of a failure to pay any other amount, the Borrower will pay to the Administrative Agent for account of the Administrative Agent or any Lender to which such amount is owed interest on such amount at the applicable Post-Default Rate. Accrued interest on each Loan shall be payable (i) in the case of each Base Rate Loan, quarterly on the Quarterly Dates, commencing with the first Quarterly Date occurring after the Effective Date, (ii) in the case of each Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three month intervals following the first day of such Interest Period, and (iii) in the case of each Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of the other Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and the Borrower.


                  Section 4. PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

                  4.01  PAYMENTS.

                  (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts, and all reimbursements of LC Disbursements, to be made by the Borrower under this Agreement, the Notes and the other Credit Documents shall be made in

                                CREDIT AGREEMENT

Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at an account designated by the Administrative Agent, not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day).

                  (b) Any Lender for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with such Lender (with notice to the Borrower and the Administrative Agent, PROVIDED that the failure of such Lender to so notify the Borrower and the Administrative Agent shall not affect the validity of the actions taken by such Lender as permitted by this paragraph (b)).

                  (c) The Borrower shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Administrative Agent (which shall notify the intended recipients thereof) the Loans, LC Disbursements or other amounts payable by the Borrower hereunder to which such payment is to be applied in which case such payment shall, subject to
Section 4.02 hereof and unless an Event of Default shall have occurred and be continuing, be applied as so specified (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders and/or the other Person(s) to which amounts are payable by the Borrower hereunder in such manner as the Required Lenders or, in the absence of instructions from the Required Lenders, the Administrative Agent may determine to be appropriate, subject to
Section 4.02 hereof).

                  (d) Each payment received by the Administrative Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan in respect of which such payment is made.

                  (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such payment shall be made on the immediately preceding Business Day.

                  4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each payment of commitment fees under Section 2.04 hereof in respect of Commitments of a particular Class and Series shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class and Series under Section 2.03 hereof shall be applied to the respective Commitments of such Class and Series of the relevant Lenders, pro rata according to the amounts of their Commitment Percentages; (b) the making, Conversion and Continuation of Loans of a particular Class and Series of a particular Type (other than Conversions provided for by Section 5.04 hereof) shall be made pro rata among the relevant Lenders according to the amounts of their respective Commitment Percentages and Eurodollar Loans of a particular Class and Series made, Converted or Continued on the same day but having different Interest Periods shall be allocated pro rata among the relevant Lenders according to the amounts of such Loans respectively held by such Lenders; (c) each payment or prepayment by the Borrower of Loans of a particular Class and

                                CREDIT AGREEMENT

Series (other than Swingline Loans) shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of such Loans held by the relevant Lenders; and (d) each payment of interest on Loans of a particular Class and Series (other than Swingline Loans) shall be made for account of the relevant Lenders pro rata in accordance with the amounts of the interest on such Loans then due and payable to such Lenders.

                  4.03 COMPUTATIONS. Interest on Loans, commitment fees, participation fees and fronting fees shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 (or 366 days in a leap year), and in each case shall be payable for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

                  4.04 MINIMUM AMOUNTS. Except for Conversions made pursuant to
Section 5.04 hereof and prepayments made pursuant to Section 2.09 hereof, each borrowing, Conversion, Continuation and prepayment of principal of (a) Base Rate Loans shall be in an amount equal to $500,000 or an integral multiple of $100,000 in excess thereof and (b) Eurodollar Loans shall be in an amount equal to $2,000,000 ($1,000,000 in the case of Incremental Loans of each Series) or an integral multiple of $1,000,000 ($500,000 in the case of Incremental Loans of each Series) in excess thereof (borrowings, Conversions, Continuations or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions, Continuations and prepayments for purposes of the foregoing, one for each Type or Interest Period), except that each borrowing and prepayment of Swingline Loans shall be in an amount at least equal to $250,000. Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be at least equal to $2,000,000 ($1,000,000 in the case of Incremental Loans of each Series) and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

                  4.05 CERTAIN NOTICES. Except as otherwise provided herein, notices by the Borrower of terminations or reductions of Commitments, of borrowings, Conversions, Continuations and prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent (and, in the case of a borrowing or prepayment of Swingline Loans, the Swingline Lender) not later than 10:00 a.m. (or, in the case of borrowings or prepayments of Swingline Loans, 12:00 noon) New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                           NUMBER OF
                        NOTICE                         BUSINESS DAYS PRIOR
                       -------                         --------------------
                  Termination or reduction of
                  Commitments                                   2

                                CREDIT AGREEMENT

                  Borrowing or prepayment of,
                  or Conversion into, Base Rate
                  Loans (other than any such
                  borrowing on the Effective
                  Date and any borrowing or
                  prepayment of Swingline Loans)             same day

                  Borrowing of Base Rate Loans
                  on the Effective Date and any
                  borrowing or prepayment of
                  Swingline Loans                            same day

                  Borrowing or prepayment of,
                  Conversion into, Continuation
                  as, or duration of Interest
                  Period for, Eurodollar Loans                  3

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of the Loans to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Each such notice of borrowing or Continuation of, or Conversion into, a Eurodollar Loan shall specify the duration of the Interest Period therefor. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

                  4.06 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have been notified by a Lender or the Borrower (the "PAYOR") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Borrower) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "ADVANCE DATE") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, PROVIDED that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the

                                CREDIT AGREEMENT

Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

                   (i) if the Required Payment shall represent a payment to be made by the Borrower to the Lenders, the Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Administrative Agent, without limiting the obligation of the Borrower under Section 3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment); and

                  (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Borrower, the Payor and the Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case the Borrower shall return the Required Payment to the Administrative Agent, without limiting any claim the Borrower may have against the Payor in respect of the Required Payment).

                  4.07  SHARING OF PAYMENTS, ETC.

                  (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for account of the Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Administrative Agent thereof, PROVIDED that such Lender's failure to give such notice shall not affect the validity thereof.

                  (b) (i) At any time and from time to time prior to the time that all of the Loans are declared or become due and payable pursuant to Section 9 hereof and all of the Commitments hereunder are terminated pursuant to said
Section 9, if any Lender shall obtain payment of any principal of or interest on any Loan of any Class and Series (other than any Swingline Loan) made by it to the Borrower under this Agreement or payment of any other amount relating to the Loans or Commitments of such Class and Series under this Agreement or any other Credit Document or payment in respect of its participations in LC Disbursements and Swingline Loans through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or Commitments of such Class and Series or such other amounts relating to the Loans of such Class and Series or payment in respect of its participations in LC Disbursements and Swingline Loans then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans of such Class and Series made by such other Lenders (or in interest due thereon, as the case may be) or such other amounts relating to the Loans or Commitments of such Class and Series or in LC Disbursements and Swingline Loans, respectively, in such

                                CREDIT AGREEMENT
amounts and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans of such Class and Series held by each of the Lenders or such other amounts relating to the Loans or Commitments of such Class and Series or payment in respect of its participations in LC Disbursements and Swingline Loans owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (ii) At any time from and after the time that all of the Loans are declared or become due and payable pursuant to Section 9 hereof and all of the Commitments hereunder are terminated pursuant to said Section 9, if any Lender shall obtain payment of any principal of or interest on any Loan (other than any Swingline Loan) made by it to the Borrower under this Agreement or payment in respect of its participations in LC Disbursements and Swingline Loans or payment of any other amount under this Agreement or any other Credit Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or payments in respect of its participations in LC Disbursements and Swingline Loans or such other amounts then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by such other Lenders (or in interest due thereon, as the case may be) or LC Disbursements and Swingline Loans or such other amounts, respectively, in such amounts and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders or payments in respect of its participations in LC Disbursements and Swingline Loans owing to each of the Lenders or such other amounts owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (c) The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) or payments in respect of its participations in LC Disbursements and Swingline Loans may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the

                                CREDIT AGREEMENT

Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.


                  Section 5. YIELD PROTECTION AND ILLEGALITY.

                  5.01  ADDITIONAL COSTS.

                  (a) The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate it for any costs which such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change which:

                  (i) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Lender (including the Commitments of such Lender hereunder) that is not otherwise included in the determination of the Eurodollar Rate (including the Statutory Reserve Rate utilized in such determination); or

                  (ii) imposes on such Lender any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or Commitments.

                  If any Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

                  (b) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), if any Lender determines that any Regulatory Change regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, to a level below that which such Lender or such Lender's holding company would have achieved but for such Regulatory Change (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) Each Lender will provide written notice to the Borrower of any event occurring after the date of this Agreement that will entitle such Lender to compensation under

                                CREDIT AGREEMENT
paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 30 days, after such Lender obtains actual knowledge thereof; PROVIDED, however, that if any Lender fails to give such notice within 30 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section
5.01 for costs incurred from and after the date 30 days prior to the date that such Lender does give such notice. Each Lender will furnish to the Borrower (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the basis and amount of each request by such Lender for compensation under paragraph (a) or (b) of this Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) hereof, or of the effect of capital maintained pursuant to Section 5.01(b) hereof, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive in the absence of manifest error, PROVIDED that such determinations and allocations are made on a reasonable basis.

                  5.02 LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the Eurodollar Base Rate for any Interest Period:

                  (a) the Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in
         Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

                  (b) with respect to the Loans of any Class, the Required Lenders of such Class determine (which determination shall be conclusive) and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in
         Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrower and each of the Lenders which are to make or hold such Loans prompt notice thereof, and so long as such condition remains in effect, such Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans held by such Lenders, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into Base Rate Loans in accordance with Section 2.08 hereof.

                  5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be

                                CREDIT AGREEMENT
suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

                  5.04 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans is suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion effected as permitted by Section 5.03 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof which gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Eurodollar Loans of any Class have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Eurodollar Loans of such Class shall be applied instead to its Base Rate Loans of such Class; and

                  (b) all Loans which would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Converted and Continued instead as Base Rate Loans and all Base Rate Loans of such Lender which would otherwise be Converted into Eurodollar Loans shall be made as or shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 5.01 or 5.03 hereof which gave rise to the Conversion of such Lender's Eurodollar Loans of any Class pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans of such Class held by other Lenders are outstanding, such Lender's Base Rate Loans of such Class shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans of such Class held by such Lenders and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

                  5.05 COMPENSATION. The Borrower shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines are attributable to:

                  (a) any payment, prepayment (including any mandatory prepayment) or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof but excluding any prepayment made as of the Effective Date) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in

                                CREDIT AGREEMENT
          the relevant notice of borrowing given pursuant to Section 2.02 hereof or to Convert a Base Rate Loan into a Eurodollar Loan on the date for such Conversion, or to Continue a Eurodollar Loan on the date for such Continuation, in each case as specified in the relevant notice of Conversion or Continuation, as the case may be, given pursuant to
          Section 2.08(a) hereof or to prepay a Eurodollar Loan on the date for such prepayment specified in the relevant notice of prepayment given pursuant to Section 2.08(b) or 2.09(e), as the case may be.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed, Continued or Converted for the period from the date of such payment, prepayment, Conversion or failure to borrow, Continue or Convert to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, Continue or Convert, the Interest Period for such Loan which would have commenced on the date specified for such borrowing, Continuation or Conversion) at the applicable rate of interest for such Loan provided for herein (excluding the Applicable Margin, if any) over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

                  5.06 ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT. Without limiting the obligations of the Borrower under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Administrative Agent), the Borrower shall pay immediately to the Administrative Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Administrative Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Administrative Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Borrower shall be conclusive in the absence of manifest error as to the amount thereof.





                                CREDIT AGREEMENT

                  5.07  TAXES.

                  (a) PAYMENTS FREE OF TAXES. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Credit Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.07), the Administrative Agent, Lender or any Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) PAYMENT OF OTHER TAXES BY THE BORROWER. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) INDEMNIFICATION BY THE BORROWER. The Borrower shall indemnify the Administrative Agent, each Lender and any Issuing Lender, promptly after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.07) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; PROVIDED that such demand shall be accompanied by a certificate setting forth in reasonable detail the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, which certificate shall be conclusive in the absence of manifest error.

                  (d) EVIDENCE OF PAYMENTS. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) FOREIGN LENDERS. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. Without limiting the foregoing, each Foreign Lender shall deliver to the Administrative Agent and to the Borrower, on or prior to the Effective Date (in the case of each Lender party to this Agreement on such date) or on or prior to the effective date of the Assignment and Assumption pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of

                                CREDIT AGREEMENT
the Borrower or Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms) properly completed and duly executed by such Lender, or, in the case of a Foreign Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a form W-8BEN, and, in the case of a Lender that has certified in writing to the Administrative Agent that it is not a "bank" (as defined in Section 881(c)(3)(A) of the Code), a certificate of such Lender certifying that such Lender is not (i) a "bank" for purposes of
Section 881(c) of the Code, (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower or (iii) a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code) in each case together with any other certificate or statement of exemption required under the Code or the regulations issued thereunder to establish that such Lender is not subject to United States withholding tax with respect to any payments to such Lender of interest payable under any of the Credit Documents.

                  (f) TAX REFUNDS. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this
Section 5.07(f), it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 5.07(f) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

                  5.08  MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

                  (a) If any Lender or any Issuing Lender requests compensation under Section 5.01 or 5.06 hereof, respectively, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.07 hereof, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01, 5.06 or 5.07 hereof, as the case may be, in the future and (ii) would not subject such Lender or such Issuing Lender, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such Issuing Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any Issuing Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 5.01 or
5.06 hereof, or if

                                CREDIT AGREEMENT
the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.07 hereof, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.06 hereof), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or 5.06 or payments required to be made pursuant to Section 5.07, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                  Section 6.  CONDITIONS PRECEDENT.

                  6.01 EFFECTIVENESS. The effectiveness of this Agreement, and the obligation of each Lender to make Loans, and of each Issuing Lender to issue, amend, renew or extend any Letter of Credit, in each case on the Effective Date, is subject to the conditions precedent that the Administrative Agent shall have received the following documents (with sufficient copies for each Lender), each of which shall be reasonably satisfactory to each Lender in form and substance:

                  (a) CORPORATE DOCUMENTS. Certificates of the appropriate Governmental Authority as to the good standing of each Obligor in its jurisdiction of organization, certified copies of the charter and by-laws (or equivalent documents) of each Obligor and of all corporate or other authority for each of them (including, without limitation, board of director resolutions and evidence of the incumbency of officers) with respect to the execution, delivery and performance of this Agreement and each other Credit Document to which each is a party and each other document to be delivered by any of them from time to time in connection herewith and therewith and the extensions of credit hereunder (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary).

                  (b) SENIOR OFFICER'S CERTIFICATE. A certificate of a Senior Officer, dated the Effective Date, to the effect set forth in clauses
         (a) and (b) of Section 6.02 hereof.

                  (c) SECURITY AGREEMENT. The Security Agreement, substantially in the form of Exhibit A hereto, duly executed by each of the Obligors and the Administrative Agent. In addition, the Obligors shall have taken such other action as the Administrative Agent shall have reasonably requested in order to perfect the security interests created pursuant

                                CREDIT AGREEMENT
          to the Security Agreement, including, without limitation, delivering to the Administrative Agent (i) stock certificates with undated stock powers executed in blank and (ii) appropriately completed and duly executed copies of Uniform Commercial Code financing statements with respect to the Property covered by the Security Agreement, in proper form for filing in all jurisdictions in which such filing is necessary or appropriate to establish, perfect, protect and preserve the rights, titles, interests, remedies, powers, privileges and Liens of the Administrative Agent, for the benefit of the Lenders, thereunder.

                  (d) SUBSIDIARY GUARANTEE. The Subsidiary Guarantee, substantially in the form of Exhibit B hereto, duly executed by each of the Subsidiary Guarantors and the Administrative Agent.

                  (e) REPAYMENT OF EXISTING INDEBTEDNESS. Evidence that (substantially concurrently with the funding of the initial Loans) (i) all principal, interest, fees, expenses and other amounts due and payable under the Existing Credit Agreement shall have been paid in full and the commitments of the lenders thereunder shall have terminated (to the extent that statements for such fees, expenses and other amounts have been delivered to the Borrower), (ii) all Indebtedness of 21st Century Newspapers and its Subsidiaries contemplated by the 21st Century Newspapers Acquisition Agreement to be repaid in connection with the consummation of the 21st Century Newspapers Acquisition shall have been paid in full and all commitments of the lenders thereunder shall have been terminated and any Liens or Guarantees in respect thereof shall have been released (or arrangements satisfactory to the Administrative Agent for such payment, termination and/or release shall have been made) and (iii) after giving effect to the 21st Century Newspapers Acquisition, the Borrower and its Subsidiaries shall have no outstanding Indebtedness or preferred stock or other preferred equity interests, other than (x) the Loans and other extensions of credit hereunder and (y) the other Indebtedness of the Borrower and its Subsidiaries listed on Schedule 8.07 hereto (other than any such Indebtedness designated to be refinanced as of the Effective Date).

                  (f) OPINIONS OF COUNSEL TO THE OBLIGORS. Opinions of (i) Wachtell, Lipton, Rosen & Katz, special New York counsel to the Obligors and (ii) local counsel in Michigan (which counsel shall be satisfactory to the Administrative Agent) to certain of the Obligors, in each case addressed to the Lenders and the Administrative Agent and dated the Effective Date, and in form and substance satisfactory to the Administrative Agent (and the Borrower hereby instructs each such counsel to deliver such opinion to the Lenders and the Administrative Agent).

                  (g) OPINION OF SPECIAL NEW YORK COUNSEL TO JPMCB. An opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB, addressed to the Lenders and dated the Effective Date, in form and substance satisfactory to the Administrative Agent.

                  (h) 21ST CENTURY NEWSPAPERS ACQUISITION.

                                CREDIT AGREEMENT

                           (i) TOTAL FUNDS. Evidence that the total funds
                  required to consummate the 21st Century Newspapers Acquisition shall not exceed $840,000,000, including (x) the refinancing of Indebtedness under the Existing Credit Agreement and of certain Indebtedness of 21st Century Newspapers and its Subsidiaries and (y) total fees, commissions, premiums and expenses in connection therewith not exceeding $25,000,000 (but excluding any such fees, commissions, premiums and expenses paid on behalf of 21st Century Newspapers or its stockholders from, or as a reduction to, the purchase price of the 21st Century Newspapers Acquisition).

                           (ii) CONSUMMATION. Evidence that the 21st Century
                  Newspapers Acquisition shall have been (or shall be simultaneously) consummated in accordance with applicable law and pursuant to the terms of the 21st Century Newspapers Acquisition Agreement and any other related agreement satisfactory to the Administrative Agent, and no material provision of any thereof shall have been waived, amended, supplemented or otherwise modified in a manner that is material to the Lenders without the written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

                           (iii) APPROVALS. Evidence that all material approvals
                  required as a condition to closing under the 21st Century Newspapers Acquisition Agreement shall have been received or waived, and that there shall be no statute, regulation, injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the 21st Century Newspapers Acquisition or the financing thereof.

                  (i) TOTAL LEVERAGE RATIO. A certificate, dated the Effective Date and signed by the Chief Financial Officer of the Borrower, demonstrating in reasonable detail, that the Total Leverage Ratio, determined as of the Effective Date on a Pro Forma Basis for the period of four consecutive complete fiscal quarters ended on or nearest to June 30, 2004 (after giving effect to the incurrence by the Borrower of the Indebtedness to be incurred as of the Effective Date and the application of proceeds thereof and the consummation of the 21st Century Newspapers Acquisition) shall not exceed 6.25 to 1.

                  (j) SOLVENCY CERTIFICATE. A solvency certificate, dated the Effective Date and signed by the Chief Financial Officer of the Borrower, certifying that, as of the Effective Date and after giving effect to the initial extension of credit hereunder and to the other transactions contemplated hereby, as to the matters set forth in
         Section 7.17.

                  (k) LIEN SEARCHES. The results of a recent search, by a Person reasonably satisfactory to the Administrative Agent, of Uniform Commercial Code lien filings in each relevant jurisdiction for the Obligors (including, the Persons to be acquired by any of the Obligors pursuant to the 21st Century Newspapers Acquisition), and the results of such search shall reveal no liens on any of the Property of any of the Obligors except for Permitted Liens or Liens to be discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

                  (l) FEES AND EXPENSES. Evidence that the Lenders and the Administrative Agent shall have received payment of all fees and expenses required to be paid or reimbursed in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the extensions of credit hereunder, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB (to the extent that statements for such fees and expenses have been delivered to the Borrower).

                  (m) OTHER DOCUMENTS. The Administrative Agent shall have received such other certificates, opinions, documents and instruments relating to the transactions contemplated hereby as the Administrative Agent or special New York counsel to JPMCB may reasonably request.

                  6.02 INITIAL AND SUBSEQUENT EXTENSIONS OF CREDIT. The obligation of each Lender to make a Loan (including an Incremental Loan), and of each Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

                  (a) at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing; and

                  (b) the representations and warranties of the Borrower set forth in this Agreement, and of each Obligor in each of the other Credit Documents to which it is a party, shall be true on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date).

Each notice of borrowing or request for the issuance, extension, renewal or amendment of a Letter of Credit by the Borrower hereunder shall be deemed to constitute a certification to the effect set forth in the foregoing clauses (a) and (b) (both as of the date of such notice or request and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such borrowing, issuance, extension, renewal or amendment, as of the date of such borrowing, issuance, extension, renewal or amendment).


                  Section 7. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to each of the Lenders and the Administrative Agent that:

                  7.01 CORPORATE EXISTENCE. Each of the Borrower and its
Subsidiaries: (a) is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (except as set forth in Schedule 7.01 hereto);
(b) has all requisite corporate or limited liability company power, as applicable, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the

                                CREDIT AGREEMENT
business conducted by it makes such qualification necessary and where failure so to qualify would (either individually or in the aggregate) have a Material Adverse Effect.

                  7.02  FINANCIAL CONDITION.

                  (a) The audited consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for the fiscal years ended on December 31, 2002 and December 31, 2003, and the related consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such years, present fairly, in all material respects, the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the respective dates of presentation specified therein and the consolidated results of their operations for the respective periods of presentation specified therein, all in accordance with GAAP applied on a consistent basis.

                  (b) The unaudited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal quarter and portion of the fiscal year ended on June 30, 2004, and the related consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, present fairly, in all material respects, the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the date of presentation specified therein and the consolidated results of their operations for the period of presentation specified therein, all in accordance with GAAP applied on a consistent basis (subject to normal year-end audit adjustments).

                  (c) The pro forma consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 2004, adjusted to give effect to the 21st Century Newspapers Acquisition, the incurrence of all Indebtedness and obligations being incurred in connection therewith and the repayment of Indebtedness required to be repaid by Section 6.01(e) hereof, was prepared using reasonable estimates and pro forma adjustments, and presents fairly, in all material respects, the consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date.

                  (d) Neither the Borrower nor any of its Subsidiaries had on December 31, 2003 any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the consolidated balance sheet of the Borrower and its Subsidiaries as at said date included in the financial statements referred to in paragraph (a) of this Section 7.02.

                  (e) Since December 31, 2003, there has been no event, development or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

                  7.03 LITIGATION. Except as described in Schedule 7.03 hereto, there are no legal or arbitral proceedings or any proceedings by or before any Governmental Authority, now pending or (to the knowledge of the Borrower) threatened against the Borrower or any of its Subsidiaries which would reasonably be expected to be adversely determined and, if so determined, would reasonably be expected to have a Material Adverse Effect.

                                CREDIT AGREEMENT

                  7.04  NO BREACH.

                  (a) The making and performance by the Borrower and each of its Subsidiaries of the Credit Documents to which it is or is intended to be a party will not conflict with or result in a breach of, or require any consent under,
(i) its charter, by-laws or other organizational documents, (ii) any applicable law or regulation (including, without limitation, Regulation U or Regulation X) in any material respect, or (iii) any judgment, order, writ, injunction or decree of any court or Governmental Authority applicable to or binding on the Borrower or any of its Subsidiaries, as the case may be.

                  (b) The making and performance by the Borrower and each of its Subsidiaries of each of the Credit Documents to which it is or is intended to be a party as contemplated hereby will not (i) conflict with or result in a breach of in any material respect, require any consent under, or constitute a default in any material respect under, (x) any material indenture, loan agreement or other agreement or instrument providing for or evidencing any Indebtedness or
(y) any other material agreement or instrument, in each case to which the Borrower or any of its Subsidiaries is a party or by which it is bound or to which it is subject or (ii) result in, or require, the creation or imposition of any Lien (other than the Liens created by the Security Documents) upon any of its Properties pursuant to the terms of any such agreement or instrument, in the case of the agreements or instruments under the clause (y) above only that would reasonably be expected to have a Material Adverse Effect.

                  7.05 CORPORATE ACTION. The Borrower and each of its Subsidiaries has all necessary corporate or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under each of the Credit Documents to which it is or is intended to be a party and the execution, delivery and performance thereof by the Borrower and each of its Subsidiaries has been duly authorized by all necessary corporate and limited liability company action, as applicable, on its part; and this Agreement has been duly and validly executed and delivered by the Borrower and constitutes, and each of the other Credit Documents to which the Borrower and each of its Subsidiaries is intended to be a party when executed and delivered by it will constitute, its legal, valid and binding obligation, enforceable in accordance with its terms, except as the same may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  7.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower and each of its Subsidiaries of the Credit Documents to which it is or is intended to be a party or for the validity or enforceability thereof except for the authorizations, approvals, consents, filings and/or registrations listed or described in
Schedule 7.06 hereto (each of which has been obtained or made and is in full force and effect, except as specified in said Schedule 7.06, and true and complete copies of which have been furnished to the Administrative Agent).

                  7.07 MARGIN STOCK. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the

                                CREDIT AGREEMENT
purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock. Neither the making of any Loan hereunder, nor the use of any of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation U or Regulation X.

                  7.08 ERISA. The Borrower and the ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan in all material respects and have not incurred any material unsatisfied liability to the PBGC or any Plan or Multiemployer Plan (other than an obligation to fund or make contributions to any such Plan in accordance with its terms and in the ordinary course of business or an obligation to pay premiums when due).

                  7.09 TAXES. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and has paid and will pay all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except for any such tax the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate.

                  7.10 INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  7.11 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  7.12 COMPLIANCE WITH LAWS. The Borrower and each of its Subsidiaries is in compliance with, and has obtained all permits, licenses and other authorizations which are required under, all applicable Federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions, except to the extent failure so to comply, or to obtain any such permit, license or authorization, would not, individually or in the aggregate, have a Material Adverse Effect.

                  7.13 DISCLOSURE. To the knowledge of the Borrower and its Subsidiaries, no information, report, financial statement, exhibit, schedule or disclosure letter furnished in writing by or on behalf of the Borrower or any of its Subsidiaries (and, for purposes of this representation and warranty made as of the Effective Date only, relating to the Borrower and its Subsidiaries immediately prior to the Effective Date) to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Credit Documents or included therein or delivered pursuant thereto (including, without limitation, the Confidential Information Memorandum dated July 2004 with respect to the facilities provided herein) contains any untrue statement of material fact or omits or omitted to

                                CREDIT AGREEMENT
state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood that such information is subject to inherent uncertainties and contingencies, and that no assurances can be given by the Borrower that any projections will be realized). All written information furnished after the date hereof by the Borrower and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby will, to the knowledge of the Borrower and its Subsidiaries, be true and accurate in every material respect; PROVIDED that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such information is subject to inherent uncertainties and contingencies, and that no assurances can be given by the Borrower that any projections will be realized). There is no fact (other than matters of a general economic nature) known to the Borrower or any of its Subsidiaries that would have a Material Adverse Effect that has not been disclosed herein, in the other Credit Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby.

                  7.14 SECURITY DOCUMENTS. Each Security Document will create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid, enforceable and perfected security interest in all right, title and interest of the Obligors party thereto in the collateral described therein, subject to no other Lien, except for Permitted Liens and except as expressly set forth therein; PROVIDED that with respect to such security interest in such collateral the perfection of which requires the filing of a financing statement, such perfection will occur only after the financing statements (which financing statements are referred to in Section 6.01(c) hereof) have been properly filed in the relevant state and office.

                  7.15 ASSETS OF THE BORROWER. Each of the Borrower and its Subsidiaries has good and marketable title in fee simple to, or valid and subsisting leasehold interests in, all its real Property, and good and marketable title to all of its other Properties, free and clear of Liens (other than Permitted Liens), other than with respect to any such Property that is not material to the business of the Borrower and its Subsidiaries taken as a whole.

                  7.16 MATERIAL AGREEMENTS. Neither the Borrower nor any of its Subsidiaries is (a) a party to any agreement or instrument or subject to any corporate restriction which has or would reasonably be expected to have a Material Adverse Effect or (b) in default under any agreement or instrument to which any of them is a party or by which any of them is bound or to which any of them is subject in any manner which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  7.17 SOLVENCY. After giving effect to the transactions contemplated hereby (including, as of the Effective Date, the consummation of the 21st Century Newspapers Acquisition) and the making of the Loans and other extensions of credit hereunder:

                                CREDIT AGREEMENT

                  (a) the fair salable value of the assets of the Borrower and each of its Subsidiaries exceeds and will, immediately following the making of each Loan and other extension of credit hereunder, exceed the amount which will be required to be paid on or in respect of its existing debts and other liabilities as they mature;

                  (b) neither the Borrower nor any of its Subsidiaries has, or will have, immediately following the making of each Loan and other extension of credit hereunder, unreasonably small capital to carry out its business as conducted or as proposed to be conducted; and

                  (c) neither the Borrower nor any of its Subsidiaries intends to, or believes that it will, incur debts beyond its ability to pay such debts as they mature.

                  7.18 LABOR MATTERS. Neither the Borrower nor any of its Subsidiaries has experienced any strike, labor dispute, slow down or work stoppage due to labor disagreements which has had (during the period of five years prior to the date hereof) or would have or is continuing to have a Material Adverse Effect.

                  7.19 ENVIRONMENTAL MATTERS. The Borrower and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not, individually or in the aggregate, have a Material Adverse Effect. The Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

                  In addition, except as set forth in Schedule 7.19 hereto:

                  (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of the Borrower and its Subsidiaries, threatened by any Person with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, use, disposal or Release of any Hazardous Materials generated by the Borrower or any of its Subsidiaries.

                  (b) To the knowledge of the Borrower and its Subsidiaries, neither the Borrower nor any of its Subsidiaries has handled any Hazardous Material, other than as a generator or user of Hazardous Materials, on any property now or previously owned or leased by the Borrower or any of its Subsidiaries to an extent that it has, or would reasonably be

                                CREDIT AGREEMENT
          expected to have, a Material Adverse Effect and to the knowledge of the Borrower and its Subsidiaries:

                           (i) no polychlorinated biphenyls are present at any
                  property currently owned or any premises currently leased by the Borrower or any of its Subsidiaries;

                           (ii) no friable asbestos is present at any property
                  currently owned or any premises currently leased by the Borrower or any of its Subsidiaries;

                           (iii) no underground storage tanks for Hazardous
                  Materials, active or abandoned, are now or were previously owned or operated by the Borrower or any of its Subsidiaries at any property currently owned by the Borrower or any of its Subsidiaries, and, with respect to premises currently leased by the Borrower or any of its Subsidiaries, no underground storage tanks for Hazardous Materials, active or abandoned, are now or were previously operated by the Borrower or any of its Subsidiaries, except for certain tanks used for the storage of heating oil or unleaded gasoline;

                           (iv) no Hazardous Materials have been Released, in a
                  reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by the Borrower or any of its Subsidiaries; and

                           (v) no Hazardous Materials have been otherwise
                  Released at, on or under any property now or previously owned or any premises now or currently leased by the Borrower or any of its Subsidiaries to an extent that it has, or would reasonably be expected to have, a Material Adverse Effect.

                  (c) To the knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. ss. 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Borrower or any of its Subsidiaries.

                  (d) No Hazardous Material generated by the Borrower or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by the Borrower or any of its Subsidiaries at any location other than those listed in Schedule 7.19 hereto, except for (i) certain tanks used for the storage of heating oil or unleaded gasoline and (ii) any such recycling, treatment, storage, disposal or Release in the ordinary course of business and in material compliance with applicable Environmental Laws.


                                CREDIT AGREEMENT

                  (e) No written or, to the knowledge of the Borrower and its Subsidiaries, oral notification of a material Release of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries where such Release has not been fully corrected and resolved to the satisfaction of the relevant Governmental Authority, and no property now, or to the knowledge of the Borrower previously, owned or premises leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities list promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                  (f) There are no Liens arising under or pursuant to any Environmental Laws on any of the property owned or premises leased by the Borrower or any of its Subsidiaries, and no government actions have been taken or are in process which would subject any of such property to such Liens and neither the Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

                  (g) Neither the Borrower nor any of its Subsidiaries has retained or assumed any liabilities (contingent or otherwise) which have, or would reasonably be expected to have, a Material Adverse Effect in respect of any Environmental Claims (i) under the terms of any contract or agreement currently in effect or (ii) by operation of law as a result of the sale of assets or stock.

                  (h) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Borrower or any of its Subsidiaries in relation to any property or facility now or previously owned or leased by the Borrower or any of its Subsidiaries which have not been made available to the Lenders.

                  7.20 SUBSIDIARIES, ETC. Schedule 7.20 hereto sets forth as of the Effective Date a complete and correct list of all Subsidiaries of the Borrower (and the respective jurisdiction of incorporation of each such Subsidiary) and of all Investments held by the Borrower or any of its Subsidiaries in any joint venture or other Person. Except as otherwise specified in said Schedule 7.20 and except for the Liens created by the Security Documents, the Borrower owns, free and clear of Liens, all outstanding shares of each such Subsidiary (and each such Subsidiary owns, free and clear of Liens, all outstanding shares of its Subsidiaries) and all such shares are validly issued, fully paid and non-assessable and the Borrower (or the respective Subsidiary) also owns, free and clear of Liens, all such Investments. None of the Immaterial Subsidiaries of the Borrower has any Indebtedness or other obligations (contingent or otherwise) which, if such Immaterial Subsidiary failed to pay or perform the same, would, individually or in the aggregate, have a Material Adverse Effect. As of the Effective Date, except as set forth in said
Schedule 7.20, (x) there are no outstanding Equity Rights with respect to any Subsidiary and (y) there are no outstanding obligations of the Borrower or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of Capital Stock of the Borrower or any of its Subsidiaries nor are there any outstanding obligations of the Borrower or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower or any of its Subsidiaries.

                                CREDIT AGREEMENT

                  7.21 INTELLECTUAL PROPERTY. The Borrower and its Subsidiaries own or possess, or have a valid license or sub-license in, all domestic and foreign letters patent, patents, patent applications, patent and know-how licenses, inventions, technology, permits, trademark registrations and applications, trademarks, trade names, trade secrets, service marks, copyrights, product designs, applications, formulae, processes, circulation and other lists of subscribers or purchasers of newspapers and the industrial property rights ("PROPRIETARY RIGHTS") used or necessary in the operation of its businesses in the manner in which they are currently being conducted, except where the failure to do so would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is aware of any existing or threatened infringement or misappropriation of any proprietary rights of others by the Borrower or any of its Subsidiaries or of any proprietary rights of the Borrower or any of its Subsidiaries by others which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.


                  Section 8. COVENANTS OF THE BORROWER. So long as any of the Commitments are in effect and until payment in full of the principal of and interest on all Loans, the reimbursement of all LC Disbursements and all other amounts payable by the Borrower hereunder and the termination or expiration of all Letters of Credit:

                  8.01 FINANCIAL STATEMENTS, ETC. The Borrower shall furnish to the Administrative Agent:

                  (a) as soon as available and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, consolidated and consolidating statements of income of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the respective fiscal year to the end of such fiscal quarter, and the related consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal quarter, setting forth (in the case of such consolidated statements of income) in comparative form the corresponding consolidated figures for the corresponding fiscal quarter in the preceding fiscal year and (in the case of such consolidated balance sheet) in comparative form the corresponding consolidated balance sheet figures as at the end of the corresponding fiscal quarter in the preceding fiscal year, accompanied by a certificate of a Senior Officer, which certificate shall state that said financial statements present fairly, in all material respects, the financial condition and results of operations of the Borrower and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, the relevant period (subject to normal year-end audit adjustments);

                  (b) as soon as available and in any event within 100 days after the end of each fiscal year of the Borrower, audited consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries and unaudited consolidating statements of income of the Borrower and its Subsidiaries for such year, and the related consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by (i) an opinion on such

                                CREDIT AGREEMENT
          consolidated financial statements of independent certified public accountants of recognized national standing, which opinion shall state that said financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default and (ii) a certificate of a Senior Officer, which certificate shall state that such consolidating financial statements present fairly, in all material respects, the consolidating financial condition and results of operations of the Borrower and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such fiscal year;

                  (c) promptly upon their becoming available, furnish all registration statements and periodic and other reports, proxy statements and other materials filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to the public shareholders, if any, of the Borrower or any of its Subsidiaries generally; PROVIDED that the Borrower need not furnish any such reports and other materials to the Administrative Agent to the extent the same is available on the web site of the Borrower or the EDGAR system;

                  (d) promptly after the Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, that the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                           (i) any reportable event, as defined in Section
                  4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (PROVIDED that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with
                  Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                           (ii) (x) the distribution under Section 4041 of ERISA
                  of a notice of intent to terminate any Plan or (y) any action taken by the Borrower or an ERISA Affiliate which would reasonably be expected to result in a material liability under Title IV of ERISA (other than for premiums paid to the PBGC in the ordinary course);

                                CREDIT AGREEMENT

                           (iii) the institution by PBGC of proceedings under
                  Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                           (iv) the complete or partial withdrawal from a
                  Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy any secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
                  Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                           (v) the institution of a proceeding by a fiduciary of
                  any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                           (vi) the adoption of an amendment to any Plan that,
                  pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                  (e) promptly after the Borrower knows or has reason to know that any Default has occurred, a notice (which notice shall state that it is a "Notice of Default") of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action taken and proposed to be taken with respect thereto;

                  (f) promptly upon receipt thereof, a copy of any notice, filing, claim or other document received by the Borrower in respect of any Subordinated Debt or Convertible Debt of the Borrower the effect of which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

                  (g) promptly after the occurrence thereof, notice of any strike, labor dispute, slow down or work stoppage due to a labor disagreement (or any material development regarding any thereof) affecting the Borrower or any of its Subsidiaries which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

                  (h) promptly upon obtaining actual knowledge of any claim, demand, action, event, condition or report or investigation involving any potential or actual liability of the Borrower or any of its Subsidiaries arising in connection with (i) any noncompliance with or violation of the requirements of any Environmental Law which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) a Release or threatened Release of any Hazardous Materials into the environment which

                                CREDIT AGREEMENT
          would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or which Release the Borrower or one of its Subsidiaries would have a duty to report to a Governmental Authority under any Environmental Law and which Release would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, a notice describing the same in reasonable detail; and

                  (i) from time to time such other information as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

The Borrower will furnish to the Administrative Agent, each time it furnishes financial statements pursuant to clause (a) or (b) of this Section 8.01, a Compliance Certificate, duly completed and executed by a Senior Officer (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action taken and proposed to be taken with respect thereto) and
(ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with each of the covenants specified in such Compliance Certificate as of the end of the respective fiscal quarter or fiscal year.

                  8.02 LITIGATION. The Borrower will promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any Governmental Authority, and any material development in respect of such legal or other proceedings, affecting the Borrower or any of its Subsidiaries, except proceedings which, if adversely determined, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  8.03 CORPORATE EXISTENCE, ETC. The Borrower will, and will cause each of its Subsidiaries to:

                  (a) preserve and maintain its corporate existence and all of its material rights, privileges and franchises (PROVIDED that nothing in this Section 8.03 shall prohibit any transaction expressly permitted by Section 8.05 hereof);

                  (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities if failure to comply with such requirements would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

                  (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP or except to the extent such taxes, assessments, charges and levies do not exceed $1,000,000 (as to the Borrower and its Subsidiaries) in the aggregate;

                  (d) maintain all of its Property used or useful in its business in good working order and condition, ordinary wear and tear excepted; and

                                CREDIT AGREEMENT

                  (e) keep proper books of record and account in which true and correct entries shall be made of all dealings and transactions in relation to its business and activities, and permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers and independent public accountants (and by this provision the Borrower authorizes said accountants to discuss the business and affairs of the Borrower with such representatives), all to the extent reasonably requested by such Lender or the Administrative Agent, as the case may be.

                  8.04  INSURANCE.

                  (a) The Borrower will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations. Each policy of property insurance required to be maintained by the Borrower and its Subsidiaries under this Section 8.04 shall name the Administrative Agent as loss payee or additional insured (but only to the extent that any single loss shall exceed $100,000 (as to the Borrower and its Subsidiaries)) and shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days' written notice to the Administrative Agent, nor by any occupancy or use of any Property for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such Property. The Borrower will advise the Administrative Agent promptly of any policy cancellation, reduction or material amendment.

                  (b) After the Effective Date, upon the request of the Administrative Agent at any time or from time to time, not later than 15 Business Days prior to the termination or expiry date of any insurance required to be maintained by the Borrower hereunder the Borrower shall deliver to the Administrative Agent certificates of insurance evidencing that such insurance has been renewed, subject only to the payment of premiums as they become due. In addition, the Borrower will not modify in any material respect any of the provisions of any policy with respect to casualty or liability insurance without delivering the original copy of the endorsement reflecting such modification to the Administrative Agent and, if required by the Administrative Agent in writing, accompanied by a written report of any firm of independent insurance brokers of nationally recognized standing, stating that, in their opinion, such policy (as so modified) adequately protects the interests of the Lenders and the Administrative Agent, is in compliance with the provisions of this Section 8.04 and is comparable in all respects with insurance carried by responsible owners and operators of similar Properties. The Borrower shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 8.04 unless the Administrative Agent is the named insured thereunder, with loss payable as provided herein (but only to the extent any single loss thereunder shall exceed $100,000 (as to the Borrower and its Subsidiaries)). The Borrower shall immediately notify the Administrative Agent whenever any such separate insurance is obtained and shall deliver to the Administrative Agent certificates of insurance evidencing the same.

                  8.05  PROHIBITION OF FUNDAMENTAL CHANGES.

                                CREDIT AGREEMENT

                    (a) The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that:

                    (i) any Subsidiary of the Borrower may be merged or consolidated with or into (x) the Borrower, if the Borrower shall be the continuing or surviving corporation, or (y) any other Subsidiary of the Borrower; PROVIDED that (x) if any such transaction shall be between a Subsidiary of the Borrower and a Wholly Owned Subsidiary of the Borrower, the Wholly Owned Subsidiary shall be the continuing or surviving entity and if any such transaction shall be between a Subsidiary of the Borrower that is a Subsidiary Guarantor and a Subsidiary of the Borrower that is not a Subsidiary Guarantor, the Subsidiary that is a Subsidiary Guarantor shall be the continuing or surviving entity and (y) if any such merger or consolidation involves any Immaterial Subsidiary and another Subsidiary that is not an Immaterial Subsidiary, the continuing or surviving entity thereof shall not be an Immaterial Subsidiary for purposes of this Agreement; and

                    (ii) the Capital Stock of each Immaterial Subsidiary of the Borrower may be Disposed of and each such Immaterial Subsidiary may be liquidated, wound-up or dissolved.

                    (b) The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, acquire any business or assets from, or any Capital Stock of, or be a party to any Acquisition of, any Person other than:

                    (i) purchases by the Borrower or any of its Subsidiaries in the ordinary course of business of inventory and other assets to be sold or used in the ordinary course of business;

                    (ii) Investments permitted by Section 8.08 hereof;

                    (iii) Capital Expenditures made as permitted by Section 8.10 hereof;

                    (iv) the 21st Century Newspapers Acquisition;

                    (v) Acquisitions by the Borrower or any of its Subsidiaries of Newspapers in the United States, PROVIDED that (x) no Acquisition of any Newspaper may be made pursuant to this clause (v) if, after giving effect thereto, either (A) cash flow attributable to such Newspaper's commercial printing business, if any, would have contributed more than 15% of Cash Flow of the Borrower and its Subsidiaries (calculated on a Pro Forma Basis after giving effect to such Acquisition) for the period of 12 consecutive complete fiscal months ended on, or most recently ended prior to, the date of the consummation of such Acquisition or (B) cash flow attributable to newspapers, other publications including magazines, guides and directories (whether in print or electronic form), and their related publications, mail products, services and other businesses (including, without limitation, proprietary information databases, on-line ventures and audiotext) and any other related activities, if any, would have contributed less than 50% of Cash Flow of the Borrower

                                CREDIT AGREEMENT
          and its Subsidiaries (calculated on a Pro Forma Basis after giving effect to such Acquisition) for the period of 12 consecutive complete fiscal months ended on, or most recently ended prior to, the date of the consummation of such Acquisition, (y) no Default shall have occurred and be continuing or would occur after giving effect to such Acquisition and (z) prior to or within 90 days after the consummation of any such Acquisition that is a Significant Acquisition, the Administrative Agent shall have received a certificate of a Senior Officer certifying as to the foregoing and containing calculations, in form and detail satisfactory to the Administrative Agent, demonstrating in reasonable detail compliance with this clause (v) and Sections 8.07 and 8.11 hereof (calculated on a Pro Forma Basis immediately after giving effect to such Acquisition);

                  (vi) Acquisitions by the Borrower or any of its Subsidiaries of Newspapers outside of the United States and Acquisitions of non-Newspaper Properties, PROVIDED that (x) no such Acquisition may be made pursuant to this clause (vi) if, after giving effect thereto, either (A) cash flow attributable to the Properties so Acquired, if any, would have contributed more than 25% of Cash Flow of the Borrower and its Subsidiaries (calculated on a Pro Forma Basis after giving effect to such Acquisition) for the period of 12 consecutive complete fiscal months ended on, or most recently ended prior to, the date of the consummation of such Acquisition or (B) cash flow attributable to newspapers, other publications including magazines, guides and directories (whether in print or electronic form), and their related publications, mail products, services and other businesses (including, without limitation, proprietary information databases, on-line ventures and audiotext) and any other related activities, if any, would have contributed less than 50% of Cash Flow of the Borrower and its Subsidiaries (calculated on a Pro Forma Basis after giving effect to such Acquisition) for the period of 12 consecutive complete fiscal months ended on, or most recently ended prior to, the date of the consummation of such Acquisition, (y) no Default shall have occurred and be continuing or would occur after giving effect to such Acquisition and (z) prior to or within 90 days after the consummation of any such Acquisition that is a Significant Acquisition, the Administrative Agent shall have received a certificate of a Senior Officer certifying as to the foregoing and containing calculations, in form and detail satisfactory to the Administrative Agent, demonstrating in reasonable detail compliance with this clause (vi) and Sections 8.07 and 8.11 hereof (calculated on a Pro Forma Basis immediately after giving effect to such Acquisition); and

                  (vii) the Borrower and each of its Subsidiaries may acquire any business or assets from, or any Capital Stock of, or be a party to any Acquisition of, each other.

                  (c) The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, Dispose of any of its Property or business (including, without limitation, any Capital Stock of any such Subsidiary, receivables and leasehold interests), whether now owned or hereafter acquired, except:

                  (i) any inventory or other assets Disposed of in the ordinary course of business;

                  (ii) obsolete or worn-out property, tools or equipment no longer used or useful in its ordinary course of business;

                                CREDIT AGREEMENT

                  (iii) any Disposition of other assets of the Borrower or any of its Subsidiaries Disposed for fair market value so long as (w) the aggregate fair market value of all assets Disposed of by the Borrower and its Subsidiaries (A) during any fiscal year does not exceed 15% of Cash Flow of the Borrower and its Subsidiaries for such fiscal year or
         (B) after the Effective Date does not exceed 40% of cumulative Cash Flow of the Borrower and its Subsidiaries for the period from the Effective Date through the end of the fiscal quarter ended on, or most recently ended prior to, the date of the consummation of such Disposition, (x) after giving effect to such Disposition, Cash Flow attributable to newspapers, other publications including magazines, guides and directories (whether in print or electronic form), and their related publications, mail products, services and other businesses (including, without limitation, proprietary information databases, on-line ventures and audiotext) and any other related activities, if any, would have contributed at least 50% of Cash Flow of the Borrower and its Subsidiaries (calculated on a Pro Forma Basis after giving effect to such Disposition) for the period of 12 consecutive complete fiscal months ended on, or most recently ended prior to, the date of the consummation of such Disposition, (y) no Default shall have occurred and be continuing or would occur after giving effect to such Disposition and (z) prior to or within 90 days after the consummation of any such Disposition that is a Significant Disposition, the Administrative Agent shall have received a certificate of a Senior Officer certifying as to the foregoing and containing calculations, in form and detail satisfactory to the Administrative Agent, demonstrating compliance with this clause (iii) and Sections 8.07 and 8.11 hereof (calculated on a Pro Forma Basis immediately after giving effect to such Disposition);

                  (iv) assets of the Borrower or any of its Subsidiaries consisting of cash, Cash Equivalents and Inter-company Notes (as defined in the Security Agreement) Disposed of by the Borrower or any of its Subsidiaries to each other;

                  (v) the Borrower and its Subsidiaries may Dispose of any of its Property or business (including, without limitation, any Capital Stock of any of such Person's Subsidiaries, receivables and leasehold interests), whether now owned or hereafter acquired, to each other;

                  (vi) any Disposition for fair market value by the Borrower or any of its Subsidiaries of (x) the Capital Stock of any of their respective Subsidiaries substantially all of the business of which consists of the sale, development, installation and/or maintenance of computer hardware or software or of any of the assets of any such Subsidiary or (y) any of the assets of any such Subsidiary used in its commercial printing activities and not necessary for the operation of any Newspaper, PROVIDED that (A) after giving effect to each such Disposition, Cash Flow attributable to newspapers, other publications including magazines, guides and directories (whether in print or electronic form), and their related publications, mail products, services and other businesses (including, without limitation, proprietary information databases, on-line ventures and audiotext) and any other related activities, if any, would have contributed at least 50% of Cash Flow of the Borrower and its Subsidiaries (calculated on a Pro Forma Basis after giving effect to such Disposition) for the period of 12 consecutive complete fiscal months

                                CREDIT AGREEMENT
          ended on, or most recently ended prior to, the date of the consummation of such Disposition, (B) no Default shall have occurred and be continuing or would occur after giving effect to such Disposition and (C) prior to or within 90 days after the consummation of any such Disposition that is a Significant Disposition, the Administrative Agent shall have received a certificate of a Senior Officer certifying as to the foregoing and containing calculations, in form and detail satisfactory to the Administrative Agent, demonstrating compliance with this clause (vi) and Sections 8.07 and
          8.11 hereof (calculated on a Pro Forma Basis immediately after giving effect to such Disposition);

                  (vii) the Borrower and its Subsidiaries may Dispose of any one or more Newspapers and/or any non-Newspaper Properties in exchange for one or more Newspapers having a value (together with the value of any other consideration received in connection therewith) equal to or greater than the value of the Properties so Disposed of, as determined in good faith by the board of directors of the Borrower or such Subsidiary, as the case may be; PROVIDED that (x) after giving effect to each such exchange, Cash Flow attributable to newspapers, other publications including magazines, guides and directories (whether in print or electronic form), and their related publications, mail products, services and other businesses (including, without limitation, proprietary information databases, on-line ventures and audiotext) and any other related activities, if any, would have contributed at least 50% of Cash Flow of the Borrower and its Subsidiaries (calculated on a Pro Forma Basis after giving effect to such Disposition) for the period of 12 consecutive complete fiscal months ended on, or most recently ended prior to, the date of the consummation of such exchange, (y) no Default shall have occurred and be continuing or would occur after giving effect to such Disposition and (z) prior to or within 90 days after the consummation of any such Disposition that is a Significant Disposition, the Administrative Agent shall have received a certificate of a Senior Officer certifying as to the foregoing and containing calculations, in form and detail satisfactory to the Administrative Agent, demonstrating compliance with this clause (vii) and Sections
         8.07 and 8.11 hereof (calculated on a Pro Forma Basis immediately after giving effect to such Disposition); and

                  (viii) any Disposition for fair market value of any portion of the assets of the Borrower or any of its Subsidiaries acquired in connection with any Acquisition, which Disposition shall occur within 18 months of such Acquisition and the Net Proceeds of which Disposition shall, at the option of the Borrower, be applied either to (A) any Permitted Usage within the time periods specified in Section 2.09(b)(i) hereof or (B) to reduce the amount of Revolving Credit Loans or Swingline Loans then outstanding (it being understood that such reduction will not result in a reduction of the Revolving Credit Commitments, PROVIDED that no Default shall have occurred and be continuing or would occur after giving effect to such Disposition.

                  8.06 LIMITATION ON LIENS. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property (including, without limitation, the Property covered by the Security Documents), whether now owned or hereafter acquired, except:

                                CREDIT AGREEMENT

                  (a) Liens created by the Security Documents;

                  (b) Liens on assets of its Subsidiaries existing on the date hereof and listed in Schedule 8.06 hereto (including Liens in respect of any Indebtedness to be refinanced as of the Effective Date, PROVIDED that such Liens shall be discharged as of the Effective Date);

                  (c) Liens for taxes, assessments or charges imposed on it or any of its property by any Governmental Authority not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or any of its Subsidiaries, as the case may be, in accordance with GAAP;

                  (d) statutory Liens of carriers, warehousemen, mechanics, materialmen, repairmen, or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

                  (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                  (f) Liens (other than any Lien imposed by ERISA) incurred on deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto, all of which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (h) Liens securing Indebtedness incurred by the Borrower or any of its Subsidiaries to finance the purchase of Property, PROVIDED that no such Lien shall cover any other Property or secure any Indebtedness other than the Indebtedness incurred to purchase such Property;

                  (i) Liens securing additional Indebtedness or other obligations of the Borrower or any of its Subsidiaries in an aggregate amount not exceeding $60,000,000 (as to the Borrower and its Subsidiaries) at any one time outstanding;

                  (j) Liens securing Capital Lease Obligations permitted under
         Section 8.07(f) hereof, PROVIDED that such Liens shall cover only the Property subject to the respective leases (or other agreements) governing or evidencing such Capital Lease Obligations;

                                CREDIT AGREEMENT

                  (k) Liens existing at the time of acquisition on or over any Property acquired after the date hereof, PROVIDED that (i) any such Lien was not created in contemplation of or in connection with that acquisition and (ii) the principal, capital or nominal amount secured by any such Lien and outstanding at the time of acquisition may not be increased except by reason of any fluctuation in the amount outstanding under, and within the limits and in accordance with the terms of, facilities which exist and are secured by the relevant Lien at the time of acquisition;

                  (l) Liens securing Indebtedness and/or other obligations not exceeding an aggregate amount of $100,000,000 at any one time outstanding incurred by the Borrower or any of its Subsidiaries in respect of capital projects, PROVIDED that no such Lien shall (i) cover any Property other than the Property in respect of which such Capital Expenditures are made or (ii) secure any Indebtedness or other obligations other than the Indebtedness or obligations incurred with respect to such capital project; and

                  (m) any extension, renewal or replacement of the foregoing, PROVIDED that the Liens permitted by this clause (m) shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property).

                  8.07 INDEBTEDNESS. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness, except:

                  (a) Indebtedness under the Credit Documents to which it is a party;

                  (b) Indebtedness of the Borrower or any of its Subsidiaries outstanding on the date hereof and listed on Schedule 8.07 hereto (including Indebtedness in respect of the Existing Credit Agreement and Indebtedness of 21st Century Newspapers and its Subsidiaries that shall be refinanced as of the Effective Date);

                  (c) additional unsecured Indebtedness (including, without limitation, Subordinated Debt) or unsecured Convertible Debt of the Borrower, PROVIDED that (i) after giving effect to the incurrence of any such Indebtedness and the application of proceeds thereof, no Default shall have occurred and be continuing; (ii) any such Debt may be guaranteed by any Subsidiary of the Borrower (subject to clause (v) or (vi) below, as applicable), (iii) no scheduled payments, prepayments, redemptions, retirements, or sinking or defeasance fund or like payments on or in respect of such Indebtedness shall be required prior to the 91st day after the last scheduled principal payment date of any of the Loans (other than Incremental Loans), except that scheduled payments, prepayments, redemptions or sinking fund or like payments or final maturity on or in respect of an aggregate principal amount of Convertible Debt not exceeding $200,000,000 may be required prior to the last scheduled principal payment date of any of the Loans;
         (iv) the covenants and defaults with respect to such Indebtedness shall be no more restrictive on the Borrower and its Subsidiaries than the covenants and defaults under this Agreement, other than reporting or similar requirements or unless otherwise consented to by the Administrative Agent (such consent not to be unreasonably withheld);
         (v) in the case of any Subordinated Debt, the subordination terms relating thereto shall be no less favorable to the Lenders than those customarily found in senior subordinated notes of similar

                                CREDIT AGREEMENT
          issuers issued under Rule 144A of the Securities Act of 1933, as amended, or in a public offering as reasonably determined by the Administrative Agent (and the terms of subordination thereof shall also extend to cover obligations of the Borrower and its Subsidiaries under the Credit Documents and any Swap Agreements relating to interest rates owing by the Borrower or any Subsidiary to any Lender or any affiliate of a Lender), PROVIDED that, in the case of any Guarantee by any Subsidiary of such Subordinated Debt, the obligations of such Subsidiary in respect of such Guarantee shall be subordinated in right of payment to such Subsidiary's obligations under the Subsidiary Guarantee to the same as, or to a greater extent than, the subordination provisions applicable to the Borrower in respect of such Subordinated Debt); (vi) in the case of any Convertible Debt (whether senior or subordinated) that is Guaranteed by any Subsidiary of the Borrower, the obligations of such Subsidiary in respect of such Guarantee shall be subordinated in right of payment to such Subsidiary's obligations under the Subsidiary Guarantee on terms no less favorable to the Lenders than those consistent with the subordination requirements under clause (v) above; and (vi) at least 5 Business Days prior to the incurrence of such Indebtedness, the Administrative Agent shall have received a certificate of a Senior Officer certifying as to the foregoing and containing calculations, in form and detail satisfactory to the Administrative Agent, demonstrating compliance with this Section 8.07 (including this paragraph (c)) and Section 8.11 hereof (calculated on a Pro Forma Basis after giving effect to such incurrence and the application of proceeds thereof as if such Indebtedness had been incurred on the first day of the relevant calculation period) and, in the case of any Subordinated Debt, specifying whether or not such Indebtedness constitutes Approved Subordinated Debt (and attaching copies of the definitive indenture, loan agreement or other agreement governing such Indebtedness);

                  (d) Indebtedness evidenced by promissory notes issued in connection with repurchases of stock and/or options contemplated by
         Section 8.09(c) hereof;

                  (e) obligations of the Borrower or any of its Subsidiaries in respect of letters of credit or similar instruments (other than any Letter of Credit issued pursuant to Section 2.10 hereof) issued or accepted by banks and other financial institutions (including, without limitation, any Lender) for account of the Borrower or such Subsidiary, as the case may be, in an aggregate face or principal amount not exceeding $40,000,000 at any one time outstanding (MINUS the aggregate LC Exposure at such time), PROVIDED that if any such letter of credit or similar instrument is issued by any Lender (or any of its Affiliates) the obligations of the obligor(s) thereof will be secured and/or guaranteed, on a PARI PASSU basis with the obligations hereunder, on the terms of, and pursuant to, the Security Documents and the Subsidiary Guarantee;

                  (f) Indebtedness with respect to Capital Lease Obligations in an aggregate amount not exceeding $75,000,000 at any one time outstanding; and

                  (g) Indebtedness of the Borrower or any of its Subsidiaries (in addition to any Indebtedness permitted under any of the foregoing clauses) in an aggregate principal or face amount not exceeding $150,000,000 at any one time outstanding.

                                CREDIT AGREEMENT

                  8.08 INVESTMENTS. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

                  (a) Investments in Cash Equivalents;

                  (b) Investments existing on the date hereof and listed on
         Schedule 8.08 hereto;

                  (c) Swap Agreements entered into in the ordinary course of the Borrower's financial planning and not for speculative purposes, including, without limitation, the Swap Agreements required by Section
         8.18 hereof;

                  (d) subject to Section 8.05 hereof, additional Investments by the Borrower and its Subsidiaries in each other;

                  (e) Investments by the Borrower in the Immaterial Subsidiaries of the Borrower outstanding on the date hereof;

                  (f) Acquisitions expressly permitted by Section 8.05 hereof;
         and

                  (g) Investments by the Borrower and its Subsidiaries (in addition to any Investment permitted under any of the foregoing clauses) not exceeding an aggregate amount of $75,000,000 (as to the Borrower and its Subsidiaries).

                  8.09 RESTRICTED PAYMENTS. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, make any Restricted Payment except for:

                  (a) at any time after the end of the fiscal year ending on or nearest to December 31, 2004, so long as no Default has occurred and is continuing on the date of such dividend or would occur after giving effect thereto, cash dividends by the Borrower on its common stock not exceeding for any fiscal year an aggregate amount equal to (i) if, immediately prior, and after giving effect, to the making of such dividend, the Total Leverage Ratio is (A) equal to or greater than 4.50 to 1, 25% of Cumulative Free Cash Flow at such time or (B) less than
         4.50 to 1, 50% of Cumulative Free Cash Flow at such time MINUS, in each case, (ii) the aggregate amount of cash dividends theretofore paid by the Borrower after Effective Date under this clause (a). For purposes of the foregoing, "CUMULATIVE FREE CASH FLOW" shall mean, at any date of determination thereof, for the period commencing with the Effective Date through the then most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 8.01 hereof, with respect to the Borrower and its Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP and on a cumulative basis for such period, (a) the sum of (i) operating income, (ii) amortization, (iii) depreciation and (iv) other non-cash, special or non-recurring charges MINUS (b) the sum of (without duplication) (i) Capital Expenditures made during such period, (ii) cash taxes and (iii) Interest Expense;

                  (b) additional cash dividends paid by the Borrower on its common stock not exceeding $25,000,000 in any fiscal year of the Borrower; and

                                CREDIT AGREEMENT

                  (c) repurchases of Capital Stock of the Borrower or options, warrants and other rights to acquire therefor from any Person (including, without limitation, any of its Affiliates) for any fiscal year, so long as (A) no Default has occurred and is continuing on the date of such repurchase or would occur after giving effect thereto and
         (B) after giving effect to such repurchase, the aggregate amount paid for all such repurchases for such fiscal year shall not exceed the sum of (i) the aggregate net cash proceeds received by the Borrower from the exercise of any options issued in respect of its Capital Stock during such fiscal year PLUS (ii)(w) $50,000,000, if the Total Leverage Ratio as of the last day of the immediately preceding fiscal year (the "REFERENCE LEVERAGE RATIO") is equal to or greater than 5.00 to 1, (x) $65,000,000, if the Reference Leverage Ratio is less than 5.00 to 1 but equal to or greater than 4.50 to 1, (y) $75,000,000, if the Reference Leverage Ratio is less than 4.50 to 1 but equal to or greater than 4.25 to 1 and (z) $100,000,000, if the Reference Leverage Ratio is less than
         4.25 to 1 PLUS (iii) the cumulative unused amounts (if any) available for repurchases (calculated in accordance with the provisions of this Section 8.09(c)) since the Effective Date; PROVIDED that (1) in no event shall the aggregate amount paid in respect of such repurchases for any fiscal year exceed $100,000,000 if the applicable Reference Leverage Ratio is equal to or greater than 4.25 to 1 and (2) the Borrower shall be permitted to make such repurchases during the fiscal year ending on or nearest to December 31, 2004 in an aggregate amount not exceeding $50,000,000.

                  8.10 CAPITAL EXPENDITURES. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, make any Capital Expenditure in excess of $45,000,000 during any fiscal year of the Borrower; PROVIDED that, notwithstanding any of the foregoing, (a) to the extent the Borrower or any of its Subsidiaries shall sell or otherwise dispose of any capital asset in the ordinary course of business or receive insurance proceeds in respect of any capital asset that is the subject of a Casualty Event and, subject to the requirements of Sections 2.09(b), apply (or commit to apply) the proceeds thereof within 365 days after such Disposition or reasonably promptly after such Casualty Event to acquire a like capital asset, the amount of such proceeds so applied shall not be deemed to be a Capital Expenditure for purposes of the limitations under this Section 8.10, (b) if the aggregate amount of Capital Expenditures for any fiscal year shall be less than $45,000,000, then 100% of such shortfall shall be added to the amount of Capital Expenditures permitted for any succeeding fiscal year (PROVIDED that the aggregate amount of Capital Expenditures (excluding Capital Expenditures under clause (c) below) for any fiscal year shall not exceed $150,000,000) and (c) in addition to the foregoing, the Borrower and its Subsidiaries may make one-time Capital Expenditures in respect of the same project or facility in an aggregate amount not exceeding $65,000,000.

                  8.11  FINANCIAL RATIOS.

                  (a) LEVERAGE RATIOS. The Borrower shall be subject to either paragraph (i) or paragraph (ii) of this Section 8.11(a). From and after the Effective Date and until the Borrower has elected to be subject to paragraph (ii) of this Section 8.11(a) as provided in the next succeeding sentence, the Borrower shall be subject to paragraph (i) of this Section 8.11(a). From and after the incurrence by the Borrower of Subordinated Debt permitted under Section 8.07(c) hereof (which, for the avoidance of doubt, shall not include any senior unsecured Indebtedness),

                                CREDIT AGREEMENT
          the Borrower may from time to time elect to be subject to either paragraph (i) or paragraph (ii) of this Section 8.11(a). Each such election, which shall made by the Borrower in writing to the Administrative Agent, shall become effective on the third Business Day after receipt by the Administrative Agent thereof and shall remain in effect until superseded by a subsequent election that has been delivered by the Borrower to the Administrative Agent and has become effective as provided above.

                  (i) The Borrower will not, at any time during any period set forth below during which the Borrower is subject to this paragraph (i), permit the Total Leverage Ratio to exceed the ratio set forth under the caption "Total Leverage Ratio" below opposite such period:


                         PERIOD                      TOTAL LEVERAGE RATIO
                         ------                      --------------------
           From and including the Effective Date           6.50 to 1
           through and including December 31, 2005

           From and including January 1, 2006
           through and including December 31, 2006         6.25 to 1

           From and including January 1, 2007
           through and including December 31, 2007         6.00 to 1

           From and including January 1, 2008
           through and including December 31, 2008         5.75 to 1

           From and including January 1, 2009
           through and including December 31, 2009         5.50 to 1

           From and including January 1, 2010
           through and including December 31, 2010         5.25 to 1

           From and including January 1, 2011
           and at all times thereafter                     5.00 to 1

                  (ii) The Borrower will not, at any time during any period set forth below during which the Borrower is subject to this paragraph
         (ii), permit either (A) the Total Leverage Ratio to exceed the ratio set forth below under the caption "Total Leverage Ratio" opposite such period or (B) the Senior Leverage Ratio to exceed the ratio set forth below under the caption "Senior Leverage Ratio" opposite such period:

                                                        TOTAL        SENIOR
                                                      LEVERAGE      LEVERAGE
                         PERIOD                        RATIO         RATIO
                         ------                       --------      -------
           From and including the Effective Date
           through and including December 31, 2005    7.00 to 1       6.25 to 1

                                CREDIT AGREEMENT

           From and including January 1, 2006
           through and including December 31, 2006    6.75 to 1       6.00 to 1

           From and including January 1, 2007
           through and including December 31, 2007    6.50 to 1       5.75 to 1

           From and including January 1, 2008
           through and including December 31, 2008    6.50 to 1       5.50 to 1

           From and including January 1, 2009
           through and including December 31, 2009    6.50 to 1       5.25 to 1

           From and including January 1, 2010
           through and including December 31, 2010    6.50 to 1       5.00 to 1

           From and including January 1, 2011
           and at all times thereafter                6.50 to 1       4.75 to 1

                  (b) INTEREST COVERAGE RATIO. The Borrower will not at any time permit the Interest Coverage Ratio to be less than 2.0 to 1.

                  8.12 LINES OF BUSINESS. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to engage to any substantial extent in any business other than the business of printing, publishing, distributing and selling Newspapers, solicitation of advertising, dissemination of news and information, commercial printing, and activities relating to the sale, development, installation and/or maintenance of computer hardware or software of the types engaged in on the date hereof and other activities incidental or related to each of the foregoing.

                  8.13 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement (including, without limitation, Section 8.05 hereof), the Borrower will not, nor will the Borrower permit any of its Subsidiaries to, directly or indirectly, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate and (c) any Affiliate of the Borrower who is an individual may serve as a director, officer or employee of the Borrower or its Subsidiaries and receive reasonable compensation for his or her services in such capacity.

                  8.14 SALE AND LEASEBACK. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, enter into any arrangement with any other Person (other than the Borrower and its Subsidiaries) providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental

                                CREDIT AGREEMENT
obligations of the Borrower or any of its Subsidiaries, except that the Borrower and its Subsidiaries may enter into any such arrangements so long as the aggregate value of Property subject thereto at any time shall not exceed $100,000,000.

                  8.15 AMENDMENT OF CERTAIN DOCUMENTS. The Borrower will not, without the prior written consent of the Required Lenders, amend or otherwise modify, or consent to any amendment or other modification of, or waive any provision of any agreement, instrument or other document evidencing or governing any Subordinated Debt, Convertible Debt or any other Indebtedness of the Borrower incurred pursuant to Section 8.07(c) hereof if such amendment or waiver would result in such Subordinated Debt, Convertible Debt or other Indebtedness not complying with the requirements of said Section 8.07(c).

                  8.16 USE OF PROCEEDS. The Borrower will use the proceeds of the Loans and the Letters of Credit for general corporate purposes of the Borrower and its Subsidiaries (including for working capital requirements of the Borrower and its Subsidiaries in the ordinary course of business, making Investments in Subsidiaries and financing the 21st Century Newspapers Acquisition and any Permitted Acquisitions); PROVIDED that the proceeds of the Term Loans and Revolving Credit Loans made on the Effective Date will be used solely to finance the consummation of the 21st Century Newspapers Acquisition and any Permitted Acquisitions, refinance Indebtedness of the Borrower and its Subsidiaries and pay fees and expenses in connection therewith. In all events, the Borrower will use the proceeds of the Loans in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulation U and Regulation X.

                  8.17 SALES OF ACCOUNTS. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, sell, with or without recourse, or discount or otherwise sell for less than the face value thereof any of their notes or accounts receivable, except that the Borrower or any of its Subsidiaries may sell, without recourse, accounts receivable of individual account debtors that the Borrower or such Subsidiary reasonably and in good faith believes to be uncollectible or otherwise difficult to collect in the ordinary course of business so long as the aggregate face amount (less applicable reserves) of all such accounts receivable of the Borrower and its Subsidiaries so sold in any fiscal year of the Borrower does not exceed $500,000 (as to the Borrower and its Subsidiaries).

                  8.18 INTEREST PROTECTION ARRANGEMENTS. No later than one year after the Effective Date, the Borrower and/or its Subsidiaries will enter into, and thereafter maintain, Swap Agreements with one or more Persons that result in the APPLICABLE PERCENTAGE (as defined below) of the long-term Indebtedness of the Borrower and its Subsidiaries being effectively subject to a fixed or maximum interest rate not exceeding 10% per annum. For purposes of this Section 8.18, "Applicable Percentage" shall mean (i) 0%, at any time the Senior Leverage Ratio is less than or equal to 4.0 to 1, (ii) 20%, at any time the Senior Leverage Ratio is less than or equal to 4.5 to 1 but greater than 4.0 to 1,
(iii) 25%, at any time the Senior Leverage Ratio is less than or equal to 5.0 to 1 but greater than 4.5 to 1, and (iv) 33-1/3%, otherwise (in each case as demonstrated by the most recent consolidated financial statements of the Borrower and related Compliance Certificate required to be delivered under
Section 8.01 hereof).

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                                       83

                  8.19 ENVIRONMENTAL MATTERS. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Environmental Laws now or hereafter applicable to the Borrower and its Subsidiaries, and shall (i) either apply for all environmental and health and safety permits, licenses and other authorizations necessary for its operations in a manner that complies with all Environmental Laws and allows the Borrower and its Subsidiaries to lawfully operate their facilities and business or obtain, at or prior to the time required by applicable Environmental Laws, all permits, licenses and other authorizations necessary for its operations and (ii) maintain such permits, licenses and other authorizations in full force and effect.

                  8.20  CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES.

                  (a) The Borrower will take such action, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries), to take such action, from time to time as shall be necessary to ensure that such Subsidiaries of the Borrower are "Subsidiary Guarantors" under the Subsidiary Guarantee and the Security Documents. Without limiting the generality of the foregoing, in the event that the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary (other than an Immaterial Subsidiary), after the Effective Date, the Borrower and its Subsidiaries will cause such new Subsidiary to:

                           (i) become a "Subsidiary Guarantor" under the Subsidiary Guarantee and under the Security Agreement pursuant to an instrument satisfactory to the Administrative Agent;

                           (ii) cause such Subsidiary to take such action (including delivering such shares of stock, executing and delivering such Uniform Commercial Code financing statements as shall be necessary to create and perfect valid and enforceable first priority Liens on substantially all of the Property of such new Subsidiary (other than real Property interests) as collateral security for the obligations of such new Subsidiary thereunder; and

                           (iii) deliver such proof of corporate action, incumbency of officers and other documents (other than opinions of counsel) as is consistent with those delivered by each Obligor pursuant to Section 6.01 on the Effective Date or as the Administrative Agent shall have reasonably requested;

PROVIDED that if such Subsidiary is a Foreign Subsidiary, such Subsidiary shall not be required, to the extent any adverse tax consequence may result, to become a Subsidiary Guarantor under the Subsidiary Guarantee or a Securing Party under the Security Agreement and, if such Subsidiary is a direct Domestic Subsidiary of the Borrower or of a Domestic Subsidiary of the Borrower, the Borrower shall forthwith pledge, or cause such Subsidiary to pledge, to the Administrative Agent (for the benefit of the Lenders) under the relevant Security Document (or, at the request of the Administrative Agent, under a pledge or other similar agreement governed by the law of such Foreign Subsidiary's jurisdiction of organization) (x) 65% of the voting Capital Stock of such Foreign Subsidiary having ordinary voting power for the election of the board of directors of such Subsidiary and (y) 100% of all other stock of such Foreign Subsidiary. Notwithstanding the foregoing, the Administrative Agent may in its discretion waive the requirements of this paragraph (a) with respect to the Capital Stock or Property of any such Subsidiary to the extent

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                                       84

that it determines that the costs of obtaining a Lien on such Capital Stock or Property are excessive in relation to the value of the security to be afforded thereby.

                  (b) At the request of the Administrative Agent or (subject to the proviso at the end of this sentence) the Required Lenders in its or their sole discretion, any Obligor that owns or acquires any real property interest, including improvements having a fair market value (subject to the last sentence of this paragraph (b)) of $5,000,000 or more (including improvements upon any real property interest resulting in the fair market value of such interest together with such improvements being equal to $5,000,000 or more), then (subject, in the case of any real property that is subject to a Lien permitted under Section 8.06 hereof, to the delivery by the holder of such Lien of any necessary consent) it will or, as applicable, will cause the respective Subsidiary holding such real property interest, to execute and deliver in favor of the Administrative Agent a mortgage, deed of trust or similar instrument (as appropriate for the jurisdiction in which such respective real property is situated), all as reasonably requested by the Administrative Agent, pursuant to which such Obligor will create a Lien upon such real property interest (and improvements) in favor of the Administrative Agent for the benefit of the Lenders (and affiliates of Lenders) as collateral security for the obligations of the Obligors hereunder and under the other Credit Documents (and any obligations in respect of any Swap Agreement relating to interest rates owing by the Borrower or any Subsidiary to any Lender or any affiliate thereof), and will deliver (or, in the case of lienholder consents, will use its commercially reasonable efforts to cause the relevant lienholder(s) to deliver) such opinions of counsel, lienholder consents and title insurance policies as the Administrative Agent shall reasonably request in connection therewith, PROVIDED that the Administrative Agent in its discretion may waive the requirements of this paragraph (b) with respect to any real property to the extent that it determines that the costs of obtaining a Lien on such real property are excessive in relation to the value of the security to be afforded thereby. Notwithstanding the foregoing, if at any time the Borrower shall be required under this paragraph (b) to provide, or cause its Subsidiaries to provide, mortgage Liens on its owned real Property, the aggregate fair market value of owned real Property of the Borrower and its Subsidiaries (as reasonably determined by the Borrower) that shall be excluded from such requirements shall not exceed the greater of (i) $25,000,000 or (ii) 15% of the fair market value (as so determined) of all owned real Property of the Borrower and its Subsidiaries at such time.

                  (c) The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Section
8.20. Without limiting the generality of the foregoing, the Borrower will, and will cause each of its Subsidiaries (other than an Immaterial Subsidiary) to, take such action from time to time (including executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Administrative Agent pursuant to the requirements of this Agreement to create, in favor of the Administrative Agent for the benefit of the Lenders (and affiliates of Lenders), perfected security interests and Liens in substantially all of the property of such Subsidiary as collateral security for the Secured Obligations (as defined in the Security Agreement); PROVIDED that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents. In addition, in the event that any additional Capital Stock shall be issued by any Subsidiary, the respective Obligor agrees forthwith to deliver to the Administrative Agent pursuant to the relevant Security Document the certificates, if any, evidencing such Capital Stock (in the case of

                                CREDIT AGREEMENT
a Foreign Subsidiary, only to the extent required under paragraph (a) above), if any, accompanied by undated stock or transfer powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the relevant Security Document.

                  (d) If (i) the aggregate assets or the aggregate Cash Flow of all Subsidiaries designated as "Immaterial Subsidiaries" hereunder at any time shall exceed $20,000,000 or (ii) if any Subsidiary shall cease to constitute an Immaterial Subsidiary under clause (a) of the definition of "Immaterial Subsidiary" in Section 1.01 hereof as at the end of any fiscal quarter, the Borrower shall, within 10 Business Days thereof, (x) in the case of clause (a) above, rescind the designation as "Immaterial Subsidiaries" of one or more of such Subsidiaries so that, after giving effect thereto, the aggregate assets and revenue of all Subsidiaries so designated (and which designations have not been rescinded) shall not exceed $20,000,000 and (y) in the case of clauses (i) and
(ii) above, to the extent not already effected, cause each affected Subsidiary to take such actions to become a "Subsidiary Guarantor" under the Subsidiary Guarantee and under the Security Agreement and execute and deliver the documents and other instruments referred to in paragraph (a) of this Section 8.20.

                  8.21 RESTRICTIVE AGREEMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary or to transfer any of its assets to the Borrower or any other Subsidiary of the Borrower; PROVIDED that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by this Agreement, (ii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iv) customary provisions in leases and other contracts entered into in the ordinary course of business restricting the assignment thereof and (v) any such restriction in existence on the date hereof identified on Schedule 8.21 that would not reasonably be expected have a Material Adverse Effect (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition).

                  8.22 PAYMENTS OF INDEBTEDNESS. Neither the Borrower nor any of its Subsidiaries will purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance, or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Indebtedness incurred as permitted by Section 8.07(c) hereof, except for (a) regularly scheduled payments of interest in respect thereof in accordance with the instruments governing such Indebtedness and (b) with respect to Convertible Debt, regularly scheduled payments of principal in respect thereof in accordance with the instruments governing such Convertible Debt, to the extent permitted by Section 8.07(c) hereof); PROVIDED that nothing

                                CREDIT AGREEMENT
herein shall restrict or prohibit (i) any refinancing of any Indebtedness permitted by Section 8.07(c) hereof with the proceeds of any other Indebtedness permitted by Section 8.07(c) hereof or (ii) any amendment or other modification to the terms of any Indebtedness issued under Section 8.07(c) hereof if such Indebtedness shall comply with the requirements of Section 8.07(c) immediately after giving effect to such amendment or modification.


                    Section 9. EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

                  (a) (i) the Borrower shall default in the payment (including any required prepayment) when due of any principal of any Loan or any reimbursement of an LC Disbursement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; or (ii) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in subclause (i) above) payable under this Agreement or under any other Credit Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days;

                  (b) the Borrower or any of its Subsidiaries shall default in the payment when due (after giving effect to any applicable grace periods) of any principal of or interest on any Material Indebtedness; or any event specified in any note, agreement, indenture or other document evidencing or relating to any Material Indebtedness shall occur if the effect of such event is to cause, or (after giving effect to any applicable grace periods) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

                  (c) any representation, warranty or certification made or deemed made by any Obligor in any Credit Document (or in any modification or supplement thereto), or in any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions thereof, shall prove to have been false or misleading as of the time made, deemed made or furnished in any material respect; or

                  (d) the Borrower shall default in the performance of any of its obligations under clause (e) of Section 8.01 hereof, clause (a) of
         Section 8.03 hereof (as to the obligation to maintain the corporate existence of the Borrower and its Subsidiaries only), clause (a) of
         Section 8.04 hereof or Sections 8.05 through 8.22 (inclusive) hereof, or the Borrower or any other Obligor shall default in the performance of any of its or their other obligations hereunder or under any of the other Credit Documents to which the Borrower or any other Obligor is a party and such default shall continue unremedied for a period of 30 days after notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent); or

                  (e) the Borrower or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                                CREDIT AGREEMENT

                  (f) the Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (g) a proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or such Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Borrower or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

                  (h) a final judgment or judgments for the payment of money in excess of $20,000,000 in the aggregate (net of insurance coverage by a solvent and unaffiliated insurance company that the Borrower reasonably believes will be paid by such insurer) shall be rendered by a court or courts against the Borrower and/or any of its Subsidiaries and the same shall not be discharged (or adequate provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Borrower or such Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed or bonded during such appeal; or

                  (i) an event or condition specified in Section 8.01(d) hereof shall occur or exist with respect to any Plan or Multiemployer Plan that, taken together with other such events or conditions that have occurred, would reasonably be expected to have a Material Adverse Effect (as determined by the Required Lenders); or

                  (j) except for any expiration or termination in accordance with its terms or resulting from any action by the Administrative Agent or any Lender, any of the Liens created by the Security Documents, shall not constitute a valid and perfected Lien on the collateral described therein (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Permitted Liens); or except for expiration in accordance with its terms, any of the Security Documents or the Subsidiary Guarantee

                                CREDIT AGREEMENT
          shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Borrower or any other Obligor; or

                  (k) Any of the following events shall occur and be continuing:

                                    (i) any person or group (within the meaning
                  of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Section 13(d) and 14(d) of the Exchange Act becomes, directly or indirectly, in a single transaction or in a related series of transactions by way of merger, consolidation or other business combination or otherwise, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the Capital Stock of the Borrower on a fully-diluted basis (in other words, giving effect to the exercise of any warrants, options and conversion and other rights); or

                                    (ii) a majority of the Board of Directors of
                  the Borrower shall no longer be composed of individuals (x) who are members of said Board on the Effective Date, (y) whose election or nomination to said Board has been approved by individuals referred to in the foregoing clause (x) constituting at the time of such election or nomination at least a majority of said Board or (z) whose election or nomination to said Board was approved by individuals referred to in the foregoing clauses (x) and (y) and this clause (z) constituting at the time of such election or nomination at least a majority of said Board;

         THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9 with respect to any Obligor, (A) the Administrative Agent may and, upon request of the Required Lenders, shall, by notice to the Borrower, terminate the Commitments and they shall thereupon terminate, and (B) the Administrative Agent may and, upon request of the Required Lenders shall, by notice to the Borrower declare the principal amount then outstanding of, and the accrued interest on, the Loans all reimbursement obligations in respect of LC Disbursements and all other amounts payable by the Borrower hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, all reimbursement obligations in respect of LC Disbursements and all other amounts payable by the Borrower hereunder and under the Notes (including, without limitation, any amounts payable under Section
         5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.



                                CREDIT AGREEMENT

                  Section 10. THE ADMINISTRATIVE AGENT.

                  10.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Credit Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its Affiliates and its own and its Affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents, and shall not by reason of this Agreement or any other Credit Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, any other Credit Document or in any other document referred to herein, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Credit Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Credit Document or any other document referred to or provided for herein or therein or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Credit Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Credit Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Borrower to such assignment or transfer (to the extent provided in Section 11.06(b) hereof).

                  10.02 RELIANCE BY AGENT. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Credit Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or, if provided herein, in accordance with the instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

                  10.03 DEFAULTS. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a

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                                       90

"Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 10.07 hereof) take such action with respect to such Default as shall be directed by the Required Lenders or, if provided herein, the Required Lenders of any Class, PROVIDED that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders, the Required Lenders of any Class or all of the Lenders.

                  10.04 RIGHTS AS A LENDER. With respect to its Commitments and the Loans made by it, JPMCB (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. JPMCB (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and JPMCB and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

                  10.05 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Borrower under said Section 11.03) ratably in accordance with the aggregate principal amount of the Loans and (in the case of the Revolving Credit Lenders) Revolving Credit Exposures held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments) (determined as of the time the applicable unreimbursed expense or indemnity payment is sought), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Credit Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Section 11.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

                  10.06 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of

                                CREDIT AGREEMENT
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                                       91

the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Credit Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any of the other Credit Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Borrower or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the Security Documents or delivered to the Administrative Agent with the intent that such notices, reports and other documents and information shall be distributed to the Lenders pursuant to the terms hereof, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its Subsidiaries (or any of its Affiliates) that may come into the possession of the Administrative Agent or any of its Affiliates.

                  10.07 FAILURE TO ACT. Except for action expressly required of the Administrative Agent hereunder and under the other Credit Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

                  10.08 RESIGNATION OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent from among the Lenders. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank which has an office in the United States of America, with a combined capital and surplus of at least $500,000,000, PROVIDED that if such successor Agent shall not have an office in New York, New York at which payments hereunder and notices delivered hereunder and under the Security Documents are to be made, then the parties hereto agree to effect such modifications to this Agreement and the Security Documents as shall be appropriate to permit such payments to be made and such notices to be delivered to a non-New York office. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

                  10.09 OTHER AGENTS, ETC. Notwithstanding anything herein to the contrary the Sole Bookrunner and the Sole Lead Arranger, the Co-Syndication Agents and the Co-

                                CREDIT AGREEMENT

Documentation Agents named on the cover page of this Agreement shall not have any duties or liabilities under this Agreement, except in their capacity, if any, as Lenders.


                  Section 11. MISCELLANEOUS.

                  11.01 WAIVER. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  11.02 NOTICES. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section 11.02), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (i) if to the Borrower, to it at 50 West State Street, 12th Floor, Trenton, NJ 08608, Attention of Jean Clifton and Marc Goldfarb (Telephone No. (609) 396-2200; Telecopy No. (609) 396-8731);

                  (ii) if to the Administrative Agent, to JPMorgan Chase Bank, 1111 Fannin Street, 10th Floor, Houston, Texas 77002-8069, Attention of Kunal Sharma, Loan and Agency Services (Telephone No. (713) 750-7931; Telecopy No. (713) 750-2358), with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York 10017, Attention of Peter Thauer (Telephone No.
         (212) 270-6289; Telecopy No. (212) 270-4584);

                  (iii) if to the Swingline Lender, to JPMorgan Chase Bank, 1111 Fannin Street, 10th Floor, Houston, Texas 77002-8069, Attention of Kunal Sharma, Loan and Agency Services (Telephone No. (713) 750-7931; Telecopy No. (713) 750-2358), with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York 10017, Attention of Peter Thauer (Telephone No.
         (212) 270-6289; Telecopy No. (212) 270-4584);

                  (iv) if to an Issuing Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire; and

                  (v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

                  (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; PROVIDED that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other

                                CREDIT AGREEMENT
communications to it hereunder by electronic communications pursuant to procedures approved by it; PROVIDED that approval of such procedures may be limited to particular notices or communications.

                  (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  11.03 EXPENSES, ETC. The Borrower agrees to pay or reimburse each of the Lenders and the Administrative Agent for: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents, the making of the Loans hereunder and the syndication of the credit facilities hereby provided and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Credit Documents (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 11.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or any of the other Credit Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Credit Document or any other document referred to therein.

                  The Borrower hereby agrees to indemnify the Administrative Agent, each Lender, the Affiliates of the Administrative Agent and of each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent or any Lender, whether or not the Administrative Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loans or Letters of Credit hereunder or any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Borrower will indemnify the Administrative Agent and each Lender from, and hold the

                                CREDIT AGREEMENT

Administrative Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Borrower or any of its Subsidiaries (or any predecessor in interest to the Borrower or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Borrower or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, including any such Release or threatened Release that shall occur during any period when the Administrative Agent or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents.

                  11.04 AMENDMENTS, ETC. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; PROVIDED that no such agreement shall:

                  (i) increase the Commitment of any Lender without the written consent of such Lender;

                  (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby;

                  (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby;

                  (iv) change Section 4.02 or 4.07 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly affected thereby; or

                  (v) change any of the provisions of this Section 11.04 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Lenders or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Lenders or the Swingline Lender, as the case may be; and PROVIDED FURTHER that, to the extent specified in

                                CREDIT AGREEMENT

Section 2.01(d) hereof, this Agreement may be amended to establish Incremental Loan Commitments of any Series pursuant to an Incremental Loan Amendment executed between the Borrower, the relevant Incremental Lenders of such Series and the Administrative Agent only, and any such Incremental Loan Amendment shall not require the consent of any other party to this Agreement.

                  The Administrative Agent may, with the prior written consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Credit Documents, PROVIDED that, without the prior consent of each Lender, the Administrative Agent shall not (except as expressly provided in the Credit Documents) (a) release all or substantially all of the collateral or otherwise terminate any Lien with respect thereto under the Security Documents or (b) release all or substantially all of the Subsidiary Guarantors from their respective obligations under the Security Document to which they are party. Notwithstanding anything herein or in any other Credit Document to the contrary, upon the occurrence of any Disposition of any Subsidiary that is permitted hereunder or that is consented to by the Required Lenders or any other transaction or event resulting in any Subsidiary ceasing to be a Subsidiary of the Borrower, the Administrative Agent is hereby authorized to release, without the prior consent of any Lender and at the request of the Borrower, any Guarantee of such Subsidiary and any Liens on or Collateral consisting of any of the property or Capital Stock of such Subsidiary. The Administrative Agent shall take any action reasonably requested by the Borrower (at the Borrower's sole cost and expense) to effect any such release.

                  11.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  11.06 ASSIGNMENTS AND PARTICIPATIONS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 11.06. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Lender that issues a Letter of Credit), Participants (to the extent provided in paragraph (c) of this
Section 11.06) and, to the extent expressly contemplated hereby, the related parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b)(i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                           (A) the Borrower, PROVIDED that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if

                                CREDIT AGREEMENT
         an Event of Default has occurred and is continuing, any other assignee;

                           (B) the Administrative Agent, PROVIDED that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

                           (C) each Issuing Lender (only in the case of any assignment of Revolving Credit Commitments and/or Revolving Credit Loans).

                  (ii) Assignments shall be subject to the following additional conditions:

                           (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of a Tranche B Term Loan or any Incremental Term Loan, $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consent, PROVIDED that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

                           (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, PROVIDED that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans;

                           (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

                           (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 11.06, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 5.01, 5.05, 5.06, 5.07 and 11.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.06 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 11.06.

                                CREDIT AGREEMENT

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section 11.06 and any written consent to such assignment required by paragraph (b) of this Section 11.06, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c)(i) Any Lender may, without the consent of the Borrower, the Administrative Agent, any Issuing Lender or the Swingline Lender, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, each Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso in the first sentence of Section 11.04 or in the proviso in the second sentence of Section 11.04 that affects such Participant. Subject to paragraph (c)(ii) of this Section 11.06, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.01, 5.05, 5.06 and 5.07 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 11.06. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 4.07(a) as though it were a Lender, PROVIDED that such Participant agrees to be subject to Section 4.07(b) as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 5.01, 5.05, 5.06 or 5.07 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be

                                CREDIT AGREEMENT
a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.07 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.07(e) as though it were a Lender.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section
11.06 shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (e) Anything in this Section 11.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its Subsidiaries or any Affiliates without the prior consent of each Lender.

                  11.07 SURVIVAL. The obligations of the Borrower under Sections 5.01, 5.05, 5.06, 5.07 and 11.03 hereof, and the obligations of the Lenders under Section 10.05 hereof, shall survive the repayment of the Loans and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan or other extension of credit hereunder, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any Loan or other extension of credit hereunder, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan or other extension of credit hereunder was made.

                  11.08 CAPTIONS. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  11.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  11.10 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York County for the purposes of all legal proceedings arising out of or relating to this agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  11.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES,

                                CREDIT AGREEMENT

TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  11.12 CONFIDENTIALITY. Each of the Administrative Agent, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that any Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors if such persons need to know such Information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.12 or (ii) becomes available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis from a source other than the Borrower or its Subsidiaries or on behalf of the Borrower or its Subsidiaries and the Administrative Agent, such Issuing Lender or such Lender, as applicable, is not thereafter informed in writing that such Information is confidential. For the purposes of this Section 11.12, "INFORMATION" shall mean all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrower; PROVIDED that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  11.13 USA PATRIOT ACT. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), such Lender may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with said Act.



                                CREDIT AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and year first above written.

                                           JOURNAL REGISTER COMPANY



                                           By:   /s/ Jean B. Clifton
                                              -------------------------------
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

                                              U.S. Federal Tax Identification
                                                   No.: 22-3498615

                                           JPMORGAN CHASE BANK,
                                           individually and as Administrative
                                           Agent



                                           By   /s/ Peter B. Thauer
                                             --------------------------------
                                             Name:  Peter B. Thauer
                                             Title: Vice President

                                           THE BANK OF NEW YORK



                                           By   /s/ Steven J. Correll
                                             --------------------------------
                                             Name:  Steven J. Correll
                                             Title: Vice President

                                           MIZUHO CORPORATE BANK, LTD



                                           By   /s/ Raymond Ventura
                                             --------------------------------
                                             Name:  Raymond Ventura
                                             Title: Senior Vice President

                                           BANK OF COMMUNICATIONS,
                                           NEW YORK BRANCH



                                           By   /s/ Hong Tu
                                             --------------------------------
                                             Name:  Hong Tu
                                             Title: General Manager

                                           COOPERATIVE CENTRALE
                                           RAIFFEISEN-BOERENLEEN BANK
                                           B.A., "RABOBANK INTERNATIONAL",
                                           NEW YORK BRANCH



                                           By   /s/ Kimberly Miller
                                             --------------------------------
                                             Name:  Kimberly Miller
                                             Title: Vice President


                                           By   /s/ Rebecca Morrow
                                             --------------------------------
                                             Name:  Rebecca Morrow
                                             Title: Executive Director

                                           COMERICA BANK, INC.



                                           By   /s/ John M. Costa
                                             --------------------------------
                                             Name:  John M. Costa
                                             Title: First Vice President

                                           MANUFACTURERS AND TRADERS TRUST
                                           COMPANY


                                           By   /s/ W. Blake Hampson
                                             --------------------------------
                                             Name:  W. Blake Hampson
                                             Title: Vice President

                                           WACHOVIA BANK, N.A.



                                           By   /s/ Mark L. Cook
                                             --------------------------------
                                             Name:  Mark L. Cook
                                             Title: Director

                                           SUMITOMO MITSUI BANKING CORPORATION



                                           By   /s/ Robert H. Riley, III
                                             --------------------------------
                                             Name:  Robert H. Riley, III
                                             Title: Senior Vice President

                                           SUNTRUST BANK



                                           By   /s/ Thomas C. King, Jr.
                                             --------------------------------
                                             Name:  Thomas C. King, Jr.
                                             Title: Director

                                           FIRSTTRUST BANK



                                           By   /s/ Richard Meyers
                                             --------------------------------
                                             Name:  Richard Meyers
                                             Title: Executive Vice President

                                           CREDIT INDUSTRIEL ET COMMERCIAL



                                           By   /s/ Brian O'Leary
                                             --------------------------------
                                             Name:  Brian O'Leary
                                             Title: Vice President


                                           By   /s/ Sean Mounier
                                             --------------------------------
                                             Name:  Sean Mounier
                                             Title: First Vice President

                                           COMMERZBANK AG, NEW YORK AND GRAND
                                           CAYMAN BRANCHES



                                           By   /s/ Douglas I. Glickman
                                             --------------------------------
                                             Name:  Douglas I. Glickman
                                             Title: Vice President


                                           By   /s/ Charles W. Polet
                                             --------------------------------
                                             Name:  Charles W. Polet
                                             Title: Assistant Tresurer

                                           THE GOVERNOR AND COMPANY OF THE
                                           BANK OF IRELAND


                                           By   /s/ Geraldine Hannon
                                             --------------------------------
                                             Name:  Geraldine Hannon
                                             Title: Authorised signatory


                                           By   /s/ Carol Lawlor
                                             --------------------------------
                                             Name:  Carol Lawlor
                                             Title: Authorised signatory

                                           ROYAL BANK OF CANADA



                                           By   /s/ Suzanne Kalcher
                                             --------------------------------
                                             Name:  Suzanne Kalcher
                                             Title: Attorney-in-Fact

                                           CALYON NEW YORK BRANCH



                                           By   /s/ John McCloskey
                                             --------------------------------
                                             Name:  John McCloskey
                                             Title: Director and Portoflio
                                                    Manager


                                           By   /s/ Scott R. Chappelka
                                             --------------------------------
                                             Name:  Scott R. Chappelka
                                             Title: Director and Portfolio
                                                    Manager

                                           KEYBANK NATIONAL ASSOCIATION



                                           By   /s/ Michelle Reef
                                             --------------------------------
                                             Name:  Michelle Reef
                                             Title: Assistant Vice President

                                           ROYAL BANK OF SCOTLAND PLC



                                           By   /s/ Maria Amaral-LeBlanc
                                             --------------------------------
                                             Name:  Maria Amaral-LeBlanc
                                             Title: Senior Vice President

                                           GENERAL ELECTRIC CAPITAL CORPORATION



                                           By   /s/ Robert M. Kadlick
                                             --------------------------------
                                             Name:  Robert M. Kadlick
                                             Title: Duly Authorized Signatory

                                           ALLIED IRISH BANKS, PLC.



                                           By   /s/ Joseph Augustini
                                             --------------------------------
                                             Name:  Joseph Augustini
                                             Title: Vice President

                                           By   /s/ Anthony O'Reilly
                                             --------------------------------
                                             Name:  Anthony O'Reilly
                                             Title: Vice President

                                           UNION BANK OF CALIFORNIA, N.A.



                                           By   /s/ Richard Vian
                                             --------------------------------
                                             Name:  Richard Vian
                                             Title: Assistant Vice President

                                           BNP PARIBAS



                                           By   /s/ Stephanie Rogers
                                             --------------------------------
                                             Name:  Stephanie Rogers
                                             Title: Vice President

                                           By   /s/ Ola Anderssen
                                             --------------------------------
                                             Name:  Ola Anderssen
                                             Title: Director

                                           UFJ BANK LIMITED



                                           By   /s/ Stephen C. Small
                                             --------------------------------
                                             Name:  Stephen C. Small
                                             Title: Senior Vice President

                                           WEBSTER BANK NATIONAL ASSOCIATION



                                           By   /s/ Gail Bruhn
                                             --------------------------------
                                             Name:  Gail Bruhn
                                             Title: Senior Vice President